                                                                    EXHIBIT 10.9


                        STOCK AND NOTE PURCHASE AGREEMENT


      This STOCK AND NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of April 5, 2001, by and among (i) Footwear Acquisition, Inc., a Delaware corporation (the "Company"), and (ii) the Persons listed on Schedule A hereto (each a "Purchaser" and collectively, the "Purchasers"). Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

                                     RECITAL

      The Company desires to raise capital to finance its (i) acquisition of certain assets of Converse, Inc. (the "Acquisition") pursuant to the terms of a certain Asset Purchase Agreement by and between the Company and Converse, Inc. dated April [ ], 2001 (the "APA") and (ii) ongoing business operations, and in furtherance thereof desires to issue and sell to the Purchasers the Securities (as defined below), and the Purchasers are willing to acquire the Securities, all on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

      In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

      1. Authorization and Sale of the Preferred Shares, Common Shares and Senior Notes.

            1.1. Authorization. The Company has authorized the issuance and sale pursuant to the terms and conditions hereof of (i) 563,160 shares of its Series A Preferred Stock (the "Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations attached hereto as Exhibit B (the "Certificate of Designations"), (ii) 8,691,925 shares of its Common Stock (the "Common Stock") and (iii) Senior Notes in the amounts set forth on Schedule A (the "Senior Notes", and together with the Preferred Stock and Common Stock, the "Securities"), substantially in accordance with the form of Note set forth as Exhibit C.

            1.2. Issuance and Sale. On the terms and subject to the conditions hereof, at the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, the Securities specified adjacent to such Purchaser's name on Schedule A hereto for the Purchase Price (as defined in Section 2). The Company's agreement with each of the Purchasers hereunder is a separate agreement and the sale of Securities to each of the Purchasers is a separate sale.

            1.3. Stockholder Rights. The Purchasers shall, upon execution thereof by each Purchaser and the Company, have the rights specified in the Investors Rights Agreement attached as Exhibit D hereto.

      2. Closing.

            2.1. Closing. The sale and purchase of the Securities under this Agreement shall take place at a closing (a "Closing") to be held at the offices of Arnold & Porter, 399 Park Avenue, New York, New York 10022, or at such other location or by such other means (i.e. facsimile) as the Company and the Purchasers acquiring Securities shall agree. The Closing shall be held at 10 a.m. on the Closing Date as defined in the APA (the "Closing Date").

            2.2. Deliveries. At the Closing, the Company will deliver the appropriate Purchaser (i) certificates registered in the Purchasers' respective names representing the aggregate number of shares of Common Stock and Preferred Stock, and (ii) Senior Notes made in favor of the Purchaser purchasing such Note, in each case in the amounts set forth on Schedule A. Two days prior to the Closing, each Purchaser acquiring Securities at Closing will deliver to the an independent escrow agent (the "Agent") for each of the Purchasers, acting pursuant to the terms of an escrow agreement reasonably acceptable to the Purchasers, the purchase price set forth on opposite such Purchaser's name on Schedule A hereto (the "Purchase Price") for such Securities by wire transfer thereof to the account designated by the Agent. There shall be credited against such Purchaser's Purchase Price any amount previously paid by such Purchaser towards a deposit on the purchase price under the APA, as reflected on Schedule
A. Notwithstanding the foregoing, certain purchasers, as identified on Schedule A, may pay for the purchase of Securities by executing a note in favor of the Company, in form and substance agreed to by the other Purchasers and the Company prior to Closing, which such purchaser shall deliver at Closing. Such note shall be secured by a pledge of the Securities acquired thereby. The Agent shall hold the Purchase Price in a segregated account in escrow to be released in accordance with Section 2.4, below. The parties shall also deliver all documents required to be delivered at such Closing pursuant to Section 2.3 hereof.

            2.3. Conditions to Closing.

                  (a) Conditions to Obligations of the Purchasers. The obligations of each Purchaser to purchase Securities at Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in writing by such Purchaser:

                        (i) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects on such Closing Date with the same force and effect as if they had been made on and as of such date, and the Company shall have performed all obligations, covenants and agreements herein required to be performed by it on or prior to the Closing.

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                        (ii) Consents and Waivers. The Company shall have
obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution, delivery and performance of this Agreement and the Related Agreements), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement or any Related Agreement.

                        (iii) Related Agreements. Each of the Related Agreements shall have been executed and delivered by the parties thereto other than such Purchaser.

                        (iv) Certificate of Designations. The Certificate of Designations shall have been filed with the Delaware Secretary of State and a certified copy thereof shall have been delivered to each Purchaser.

                        (v) Compliance Certificate. The Company shall have delivered to each Purchaser a certificate, executed by the President of the Company, dated as of the Closing Date, certifying the fulfillment of the conditions specified in subsections (a)(i) and (ii) of this Section 2.3.

                        (vi) Secretary's Certificate. The Company shall have delivered to each Purchaser a certificate, executed by the Secretary of the Company, dated as of the Closing Date, certifying the authenticity of attached copies of the Company's restated certificate of incorporation, Certificate of Designations, Bylaws and resolutions of the Board of the Company approving the transactions contemplated hereby.

                        (vii) Asset Purchase Agreement. The APA shall (i) be in full force and effect, (ii) be substantially in the form attached hereto as Exhibit E, and (iii) shall have been approved by the Bankruptcy Court (as defined in the APA) and the parties thereto shall be closing the Acquisition thereunder, it being the intent of the Purchasers and the Company that the transactions contemplated herein occur simultaneously with the consummation of the Acquisition under the APA.

                        (viii) Certificate of Good Standing. The Company shall have delivered a long-form certificate of good standing from the Secretary of State of the State of Delaware and from each jurisdiction in which the Company is qualified to do business.

                        (ix) Election of Directors. The number of directors constituting the Board shall have been fixed at seven and five of the directors shall have been elected in accordance with Sections 1.01(a)(i) through (iii) of Investors Rights Agreement.

                        (x) Other Purchasers. All of the Purchasers set forth on Schedule A shall have duly executed and delivered this Agreement.

                        (xi) Strategic Investor. The Strategic Investor shall have entered into appropriate Agreements joining it as a party to this Agreement and to the

Investors Rights Agreement in connection with its purchase of 5% of the Common Stock of the Company as of the Closing Date hereunder. The terms of the Trademark Agreement and the Cooperative Marketing Agreement between the Company and the Strategic Investor shall be in full force and effect and the Strategic Investor shall have made payments to Footwear as required therein in connection with the Acquisition. The closing under the Trademark Agreement shall occur substantially simultaneously with the Closing hereunder.

                        (xii) Japanese Sourcing Agreement. The Agreement dated April 4, 2001 between the Strategic Investor and Footwear relating to Japanese sourcing rights shall be in full force and effect.

                        (xiii) Opinion of Counsel. The Purchasers shall have received an opinion of counsel to the Company as to (i) due organization, existence and good standing (in Delaware), ( (ii) corporate power and authority to enter into this Agreement, the Investor Rights Agreement , the Note and the APA, (iii) due authorization to enter into this Agreement, the Investor Rights Agreement, the Note and the APA, (iv) enforceability as to the Company of this Agreement, the Investor Rights Agreement, the Note and the APA, (subject to customary exceptions) (v) no conflict with laws and agreements to which the Company is a party and (vi) authorized capital stock of the Company. Such opinion may expressly rely, where appropriate, upon certificates of officers of the Company and shall be subject to standard exceptions.

                        (xiii) Security Agreement. In connection with the Senior Notes, the Company shall have delivered and executed a security agreement (and related UCC financing statements) substantially in the form attached hereto as Exhibit H, with such modifications as may in good faith be required to implement the purpose and intent of the parties thereto, to be held in escrow on behalf of the holders of the Senior Notes pending the Trigger Date specified (and as defined) in 9(h) of the Senior Notes. On the Trigger Date, the Purchasers of the Senior Notes shall receive an opinion from counsel to the Company, in customary form and with standard exceptions, in form reasonably acceptable to the Purchasers of the Senior Notes with respect thereto. Such opinion may expressly rely, where appropriate, upon certificates of officers of the Company.

                  (b) Conditions to Obligations of the Company. The Company's obligation to issue and sell the Securities at the Closing is subject to the fulfillment on or prior to such Closing Date of the following conditions, any of which may be waived by the Company:

                        (i) Representations and Warranties. The representations and warranties made by each Purchaser in Section 4 hereof shall have been true and correct when made, and shall be true and correct on such Closing Date with the same force and effect as if they had been made on and as of such date.

                        (ii) Related Agreements. Each of the Related Agreements shall have been executed and delivered by the parties thereto other than the Company.

            2.4. Release from Escrow

                  (a) Upon the closing under the APA, the parties shall direct the Agent to release (i) the purchase price for the Acquisition to the Seller (as defined in the APA) and (ii) the balance of the Purchase Price for purchase of the Securities to the Company.

                  (b) If the closing of the Acquisition under the APA fails to occur by June 30, 2001, the Agent shall return the Purchase Price to the Purchasers.

            2.5. Default by Certain Purchasers. In the event of a default by either UOHL (as defined on Schedule A) or Perseus (as defined on Schedule A) of its obligation to purchase the Securities that such Purchaser is required to purchase hereunder, the other Purchaser shall have the right, but not the obligation, to purchase the Securities from the Company under the same terms as such securities would have been purchased by the defaulting Purchaser, provided that if the non-defaulting Purchaser elects to purchase a defaulting Purchaser's Securities, it must purchase all such Securities.

      Notwithstanding the foregoing, the defaulting Purchaser shall not be absolved from its obligations hereunder and shall remain fully liable to the Company and to each of the other Purchasers for any and all liabilities arising out of or relating to such default. No third party shall have any rights under this provision or to the enforcement thereof.

      3. Representations and Warranties Relating to the Company. Except as otherwise set forth in the Disclosure Schedule attached hereto (the "Company Disclosure Schedule"), the Company represents and warrants to the Purchasers, as of the Closing Date, as set forth below.

            3.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its business as now conducted and as it is proposed to be conducted, and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect.

            3.2. Capital Structure. As of the date hereof, the authorized capital stock of the Company consists, or as of the Closing Date will consist of, of the following shares, and all of the issued and outstanding shares as hereinafter set forth have been, or upon the Closing, will be, duly authorized and validly issued, and are, or upon the Closing will be, fully paid and nonassessable:

                  (a) Preferred Stock. A total of 10 million authorized shares of Preferred Stock, $0.01 par value, consisting of 900,000 shares designated as Series A Preferred Stock, none of which are issued and outstanding prior to the consummation of the transactions contemplated hereby.

                  (b) Common Stock. A total of 20 million authorized shares of Common Stock, par value $0.01, none of which are issued and outstanding prior to the consummation of the transactions contemplated hereby.

                  (c) Option Plan. The Company has reserved, or intends to reserve, 1,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2001 Long Term Incentive Plan duly adopted, or to be adopted, by the Board of Directors and approved by the stockholders (the "Stock Option Plan"). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, no options to purchase shares have been granted or are currently outstanding, and all such shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Option Plan in the discretion of the Company's Board of Directors and subject only to the terms of the Stock Option Plan, which terms shall provide for 25% vesting on the first anniversary of the grant date and monthly vesting thereafter over the next 36 months.

                  (d) Options, Warrants, Reserved Shares, Treasury Stock. Except as set forth in the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of the Company's capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock, nor is the Company obligated in any manner to issue any shares of its capital stock or other securities. None of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, is subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. The Company holds no shares of its capital stock in its treasury.

            3.3. Power, Authorization and Validity. The Company has the corporate power, legal capacity and corporate authority to enter into and perform its obligations under this Agreement and each of the Related Agreements to which it is a party. The execution, delivery and performance by the Company of this Agreement and each of the Related Agreements to which it is a party have been duly and validly approved and authorized by all necessary corporate action on its part. No authorization, consent, or approval, governmental or otherwise, is necessary to enable the Company to enter into this Agreement or any Related Agreement to which it is a party and to perform its obligations hereunder or thereunder. This Agreement is, and each of the Related Agreements to which it is a party when executed and delivered by the Company will be, the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors Rights Agreement may be limited by applicable federal or state securities laws.

            3.4. No Violation of Existing Agreements. Neither the execution and delivery of this Agreement or any Related Agreement to which it is a party nor the consummation of the transactions or performance of the Company's obligations contemplated hereby or thereby will conflict with, result in a material breach or violation of, or cause a default under any provision of the Company's Certificate of Incorporation or Bylaws, each as is currently in effect, any instrument, contract or agreement that is material to the business of the Company or any judgment, writ, decree, order, law, statute, ordinance, rule or regulation applicable to the Company.

            3.5. Representations Regarding the Securities. All corporate action has been taken on the part of the Company, its officers, directors and shareholders necessary for the authorization and creation, issuance and delivery of the Securities. The Preferred Stock and Common Stock, when issued in compliance with the provisions of this Agreement and, in the case of the Preferred Stock, the Certificate of Designations, will be validly issued, fully paid and nonassessable and, assuming the accuracy of each of the Purchasers' representations in Section 4 of this Agreement, issued in compliance with all applicable federal and state securities laws. None of the Securities issued pursuant to this Agreement are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.

            3.6. No Subsidiaries. The Company does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association, partnership, limited partnership, limited liability company, trust or other entity.

            3.7. Absence of Certain Changes and Events. Since the date of its formation, the Company has not:

                  (a) suffered any Material Adverse Change;

                  (b) suffered any damage, destruction or loss, whether or not covered by insurance, in an amount in excess of $50,000;

                  (c) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of capital stock of the Company or declared or agreed to any direct or indirect redemption, retirement, purchase or other acquisition by the Company of such shares;

                  (d) issued any shares of capital stock of the Company or any warrants, rights or options or entered into any commitment relating to the shares of capital stock of the Company;

                  (e) incurred any material liabilities, contingent or otherwise, either matured or unmatured, except for those that have been incurred by the Company in the ordinary course of business and for its obligations under the APA;

                  (f) permitted or allowed any of its material property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind;

                  (g) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $500,000, or in the aggregate, in excess of $1,000,000;

                  (h) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its affiliates within the meaning of the rules and regulations promulgated under the Securities Act ("Affiliates"), officers, directors or shareholders;

                  (i) made any amendment to or terminated any agreement that, if not so amended or terminated, would have a Material Adverse Effect;

            3.8. Registration Rights. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the U.S. Securities and Exchange Commission ("SEC") or any other governmental authority.

            3.9. Compliance With Corporate Instruments and Laws. The Company is not in violation of any provisions of its Certificate of Incorporation or Bylaws as currently in effect. The Company is in compliance in all material respects with all applicable laws, statutes, rules, and regulations of all governmental and regulatory authorities which are applicable. The Company has or will have, as of the Closing Date, all necessary permits, licenses and other authorizations required to conduct its business as conducted and or proposed to be conducted, except where the failure to obtain such permits, licenses and authorizations would not have a Material Adverse Effect.

            3.10. Litigation. There is no suit, action, proceeding, claim or investigation pending or, to the Company's knowledge, currently threatened against the Company before any court or administrative agency which could have a Material Adverse Effect or which questions or challenges the validity of this Agreement or any Related Agreement and the consummation of the transactions contemplated hereby and thereby. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

            3.11. Corporate Documents. The Company has furnished or made available to the Purchasers or their counsel for their examination true and complete copies of the following documents: (i) copies of its Certificate of Incorporation and Bylaws, each as currently in effect and (ii) minute books containing required records setting forth proceedings, consents, actions and meetings of its shareholders, board of directors and any committees thereof. The corporate minute books, stock certificate books, stock registers and other corporate records of the Company are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

            3.12. Disclosure. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Securities and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision. To the Company's knowledge, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

            3.13. Securities Act. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement constitute or will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and the qualification or registration requirements of any applicable state securities laws as such laws exist on the date hereof.

            3.14. Brokers. Other than as provided for in Section 7.8 below, neither the Company nor, to the Company's knowledge, any Company shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or any Related Agreement or in connection with any transaction contemplated hereby or thereby.

            3.15. Acquisition. The Company has executed and delivered the APA, and such execution and delivery has been duly and validly approved and authorized by all necessary corporate action on its part. Except for such authorizations, consents, or approvals, governmental or otherwise ("Consents") that the Company shall have obtained before the Closing Date, there are no Consents necessary for the Company to enter into the APA and to perform its obligations thereunder, except where the failure to obtain such Consents would not have a Material Adverse Effect. The APA is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Company has delivered to the Purchasers an executed copy of the APA, in final form.

            3.16. Use of Proceeds. The Company will use the Purchase Price paid for the Securities pursuant to this Agreement to pay the purchase price for the assets purchased pursuant to the APA and for operating capital, fees and expenses.

      4. Representations and Warranties of Purchasers and Restrictions on Transfer Imposed by the Securities Act and Applicable State Securities Laws.

            4.1. Representations and Warranties by Each Purchaser. Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

                  (a) The Securities are being or will be acquired for such Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or applicable state securities laws.

                  (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and have not been qualified under any state securities laws on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration thereunder, and (ii) the Company's reliance on such exemptions is predicated on such Purchaser's representations set forth herein. Such Purchaser understands that the resale of the Securities may be restricted indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and registered under any state securities law or is exempt from such registration.

                  (c) Such Purchaser is an "Accredited Investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser is able to bear the economic risk of the purchase of the Securities pursuant to the terms of this Agreement, including a complete loss of such Purchaser's investment in the Securities.

                  (d) Such Purchaser has the full right, power and authority to enter into and perform such Purchaser's obligations under this Agreement and each Related Agreement to which it is a party, and this Agreement and each Related Agreement to which it is a party constitute valid and binding obligations of such Purchaser enforceable in accordance with their terms.

                  (e) No consent, approval or authorization of or designation, declaration or filing with any Governmental Body on the part of such Purchaser is required in connection with the valid execution and delivery of this Agreement or any Related Agreement to which it is a party, except to the extent any local governmental authority requires such declaration under state "Blue-Sky" laws, which shall be filed, if necessary.

            4.2. Legend. Each certificate representing the Securities may be endorsed with the following legends:

                  (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE

SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT
(I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR (II) IN COMPLIANCE WITH RULE 144 OR (III) OTHERWISE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT.

                  (b) Any other legends required by applicable securities laws and/or by the Investor Rights Agreement.

The Company may instruct its transfer agent, if any, not to register the transfer of the Securities, unless the conditions specified in the foregoing legends are satisfied.

            4.3. Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 4.2(a) and the stop transfer instructions with respect to such Securities shall be removed and the Company shall issue a certificate without such legend to the holder thereof (1) if such Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (2) if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act, or (3) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Securities may be made without registration.

            4.4. Disclosure of Information; Economic Risk. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company's management. The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests, and can bear the risk of loss of its entire investment.

            4.5. No Public Market. The Purchaser understands that no public market now exists for any of the Securities, and that the Company has made no assurances that a public market will ever exist for such securities.

            4.6. Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to purchase the Securities or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Purchaser's subscription and payment for and continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

      5. Miscellaneous.

            5.1. Waivers and Amendments. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Purchasers of the Common Stock issued. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such securities, and the Company.

            5.2. Governing Law. This Agreement shall be governed by the laws of the State of New York.

            5.3. Survival. The representations and warranties made herein shall survive until eighteen months after the Closing Date.

            5.4. Successors and Assigns. Except as otherwise expressly provided herein and subject to the Related Agreements and applicable law, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

            5.5. Entire Agreement. This Agreement, the Related Agreements and other exhibits to this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

            5.6. Notices, etc. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or five Business Days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed for each such party below such party's signature page hereto or, if any party shall have designated a different address or facsimile number by notice to the other parties given as provided above, then to the last address or facsimile number so designated.

            5.7. Separability. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            5.8. Expenses. The Company shall be responsible for the fees and expenses of the Company (legal, accounting, or otherwise). If the transactions contemplated hereby and in the APA are consummated, the Company shall reimburse the Purchasers, as described on Schedule G, for their actual and reasonable fees, costs and expenses (legal, accounting or otherwise) in connection with this transaction, any bid made to acquire the assets of Converse, Inc., and the negotiation and drafting of the APA, in each case as described on Exhibit G. Payment of such amount shall be conditioned upon the provision to the Company by such Purchaser of a statement setting forth in reasonable detail such fees and expenses. Notwithstanding the foregoing, Union Overseas Holding Limited shall not be entitled to recover any such fees and expenses in excess of $750,000.

            5.9. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            5.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

            5.11. Publicity. None of the parties to this Agreement, nor any of their affiliates, shall issue any press release or otherwise make any public announcement or disclosure with respect to this Agreement, any of the Related Agreements or any of the transactions contemplated hereby or thereby without the prior written consent of the Company, unless such disclosure is required by applicable law or regulation.

            5.12. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            5.13. Confidentiality. The Purchasers agree that any information obtained by the Purchasers pursuant to the Investor Rights Agreement, or otherwise in connection with the Purchasers' performance of due diligence in connection with the transactions contemplated under this Agreement, which is proprietary to the Company or otherwise confidential, or any written information that is or was provided to a Purchaser and marked by the Company as confidential, will not be disclosed (other than to a Purchaser's employees or agents having a need to know the contents of such information, a Purchaser's attorneys or accountants or to any person who provides financing to a Purchaser; provided, however, that such person or entity holds such information on a confidential basis) without the prior consent of the Company, unless the information is available to the public generally or a Purchaser is required to disclose such information by a governmental body or under federal securities laws. The provisions of this Section 5.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

                [Company Stock Purchase Agreement Signature page]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.




                                    FOOTWEAR ACQUISITION, INC.


                                    By:  /s/ William N. Simon
                                         ------------------------------

                                    Name: William N. Simon
                                          -----------------------------

                                    Title:  Executive Director
                                            ---------------------------

                                    ADDRESS FOR NOTICE:

                                    c/o cre-8-net ventures
                                    ----------------------
                                    541 Redwood Highway
                                    Suite 2180
                                    Mill Valley, California 94941
                                    Phone: 415-383-7698
                                    Fax: 415-383-7405
                                    Attn: William N. Simon

                                    With a copy to:

                                    -----------------------------------
                                    -----------------------------------
                                    -----------------------------------
                                    Facsimile No. :
                                                    -------------------
                                    Attn:
                                          -----------------------------

               [cre-8-net Stock Purchase Agreement Signature page]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                    CRE-8-NET VENTURES L.L.C.

                                    BY: /s/ William N. Simon
                                        --------------------------------
                                          NAME:   William N. Simon
                                          TITLE:  Managing Member

                                    ADDRESS FOR NOTICE:

                                    541 Redwood Highway
                                    Suite 2180
                                    Mill Valley, California 94941
                                    Phone: 415-383-7698
                                    Fax: 415-383-7405
                                    Attn: William N. Simon

                                    With a copy to:

                                    WILSON SONSINI GOODRICH & ROSATI, P.C.
                                    650 Page Mill Road
                                    Palo Alto, California  94304
                                    Facsimile: (650) 496-408
                                    Attn: Kurt Berney, Esq.

            [UOHL Stock Purchase Agreement Signature page]

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                    UNION OVERSEAS HOLDINGS LIMITED

                                    BY: /s/ Edward D. Sy
                                       ------------------------------
                                          NAME:   Edward D. Sy
                                          TITLE:  Director

                                    ADDRESS FOR NOTICE:

                                    Suite 306
                                    Third Floor
                                    Island Place Tower
                                    No. 510 King's Road, North Point
                                    Hong Kong
                                    Facsimile No. 852-2907-8118
                                    Attn: Mr. Ed Sy

                                    With a copy to:
                                    Mintz, Levin, Cohn, Ferris, Glovsky
                                    and Popeo
                                    One Financial Center
                                    Boston, Massachusetts 02111
                                    Facsimile:  (617) 542-2241
                                    Attention: Mary Laura Greely, Esq. and
                                    George Hofmann, Esq.

           [Perseus Investors Stock Purchase Agreement Signature page]

      IN WITNESS WHEREOF, the undersigned Perseus Stockholder has executed this Agreement as of the day and year first above written.



                                    PERSEUS ACQUISITION/RECAPITALIZATION
                                    FUND, L.L.C.


                                    By:  /s/ Curtis A. Glovier
                                         ------------------------------

                                    Name: Curtis A. Glovier
                                          -----------------------------

                                    Title:  Managing Director
                                            ---------------------------

                                    ADDRESS FOR NOTICE:

                                    888 Seventh Avenue, 29th Fl.
                                    New York, NY 10106
                                    Facsimile No.: (212) 245-1852
                                    Attn: Ray E. Newton, III

                                    With a copy to:

                                    Arnold & Porter
                                    555 Twelfth Street N.W.
                                    Washington, D.C. 20004-1206
                                    Facsimile:  (202) 942-5999
                                    Attention: Robert Ott, Esq.

                                   SCHEDULE A

                                LIST OF INVESTORS

                        [DELETED BY SUBSEQUENT AMENDMENT]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


      For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

      "Affiliates" has the meaning set forth in Section 3.7(h).

      "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York or Washington D.C. are authorized to be closed.

      "Certificate of Designation" shall have the meaning set forth in Section 1.1.

      "Common Stock" means the common stock, par value $0.01 per share, of the Company.

      "Company" shall have the meaning set forth in the first paragraph of this Agreement.

      "Company Account" means an account of the Company designated in a written notice delivered to the Purchasers at least two Business Days prior to the date of any required payment by the Purchasers to the Company under the Agreement.

      "Company Disclosure Schedule" shall have the meaning set forth in Section
3.

      "Control" and derivatives thereof mean the power to control the management and policies of the Controlled Person where by ownership of voting securities, contract or otherwise.

      "GAAP" means United States generally accepted accounting principles consistently applied.

      "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;
(b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

       "knowledge" or "to the Company's knowledge" shall refer to the actual knowledge after reasonable inquiry of the relevant responsible officers of the Company.

      "Material Adverse Change" means a change which would have a Material Adverse Effect.

      "Material Adverse Effect" An event, violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such event, violation or other matter would be materially adverse in impact or amount to the Company, intellectual property rights or condition, assets, liabilities, operations or financial performance or prospects, taken as a whole.

       "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

      "Person" means any individual, entity or Governmental Body.

       "Related Agreements" means (a) the Investor Rights Agreement substantially in the form attached as Exhibit C to this Agreement, (b) a Sourcing Rights Letter Agreement (the "Sourcing Rights Letter Agreement") between the Company and UOHL in the form set forth as Exhibit G, (c) a management agreement between the Company and cre-8-net (as defined on Schedule
A) (the "Management Agreement") and (d) any other agreement or document entered into by any of the parties in connection with this Agreement or any of the transactions contemplated hereby.

      "Securities Act" means the United States Securities Act of 1933.

      "Strategic Investor" means [to be inserted prior to Closing]

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATIONS

                                                                     EXHIBIT 3.3

                          CERTIFICATE OF DESIGNATIONS,
                             RIGHTS AND PREFERENCES
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                           FOOTWEAR ACQUISITION, INC.

         The undersigned, Marsden S. Cason, President and Chief Executive Officer of Footwear Acquisition, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         The Board of Directors of the Corporation (the "Board"), pursuant to the authority vested in it by the Certificate of Incorporation of the Corporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, adopted the following resolution on April , 2001 creating a series of Preferred Stock designated as "Series A Preferred Stock":

         Whereas, the Certificate of Incorporation of this Corporation authorizes the issuance of Preferred Stock of the Corporation in series and authorizes the Board to determine the designations and the powers, preferences and rights granted to or imposed upon any unissued or designated series of Preferred Stock and to fix the number of shares of such series.

         Now, therefore, be it resolved, that pursuant to the authority expressly granted to and vested in the Board pursuant to the Certificate of Incorporation, there is hereby created a series of Preferred Stock, par value $0.01 per share, of the Corporation which shall be designated "Series A Preferred Stock." The number of shares of Series A Preferred Stock authorized for issuance is 900,000 shares plus such number of additional shares as may be necessary for the Corporation to satisfy any obligation it may incur to pay dividends with respect to outstanding shares of Series A Preferred Stock in additional shares of Series A Preferred Stock. In addition to those set forth in the Certificate of Incorporation of the Corporation, the Series A Preferred Stock shall have the designations, powers, preferences and rights set forth below:

1. Stated Value; Date of Issue. The Series A Preferred Stock shall have a stated value of $100.00 per share (the "Stated Value"). The date a share of Series A Preferred Stock is issued is referred to herein as its "Date of Issue," and the date the first share of Series A Preferred Stock is issued is referred to herein as the "Original Date of Issue."

2.       Dividends.

         (a) The holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share, when and as declared by the Board, out of assets legally available for such purpose, cumulative dividends at an annual rate, declared and compounded quarterly, based on a year of 360 days consisting of 12 thirty-day months, equal to 11.1% applied to the amount of the Stated Value per share of Series A Preferred Stock, payable in cash or at the Corporation's option, as set forth in Section 2(b), below. Such dividends shall be payable in respect of each share of Series A Preferred Stock annually, in arrears, on the last day of April in each year (each a "Dividend Payment Date"), commencing on the last day of April 2002. The dividend payable on the first Dividend Payment Date shall be calculated and based on the period from the Date of Issue through such Dividend Payment Date. Each period commencing on the later of the Date of Issue of a share of the Series A Preferred Stock or the first day after the last preceding Dividend Payment Date and ending on the next Dividend Payment Date or, in the case of a final dividend, the effective date of a liquidating distribution or redemption of such shares of Series A Preferred Stock is referred to herein as a "Dividend Period." If the date fixed for payment of a final liquidating distribution on any shares of Series A Preferred Stock or the date on which any shares of Series A Preferred Stock are redeemed does not coincide with a Dividend Payment Date, then subject to the provisions hereof relating to such liquidating distribution or redemption, the final Dividend Period applicable to such shares shall be the period from the last Dividend Payment Date prior to the date such liquidating distribution or redemption occurs through the effective date of such liquidating distribution or redemption.

         (b) At the option of the Corporation, dividends declared and paid on the outstanding shares of Series A Preferred Stock may be paid, in whole or in part, in additional shares of the Corporation's capital stock as specified herein (the "In-Kind Dividends"). Such In-Kind Dividends will be paid annually and declared per quarter, and shall accrue per quarter at a ratio of (i) 0.24975 shares of Series A Preferred Stock to (ii) 2.775 shares of Common Stock, for each $1,000 of Stated Value; such dividends shall be paid by issuing a combination of authorized, duly issued, fully paid and nonassessable shares of Series A Preferred Stock and the Corporation's Common Stock. Each share of Series A Preferred Stock so issued shall be valued at its Stated Value and each share of Common Stock so issued shall be valued at $1.00. The receipt of Series A Preferred Stock and Common Stock payable as In-Kind Dividends hereunder shall be deemed to have occurred upon the date such dividends are declared by the Board and the holder entitled to receive such shares of Series A Preferred Stock and Common Stock shall be treated for all purposes as the record holder of such shares of Series A Preferred Stock and Common Stock as of the time such dividends are declared.

         (c) If full dividends on all outstanding shares of Series A Preferred Stock at the rate per share set out in this Section 2 have not been declared and paid or irrevocably set aside in trust for payment for the then current Dividend Period and all prior Dividend Periods, the Corporation shall not (i) declare or pay or set aside for payment any dividends or make any other distribution or payments on any other securities of the Corporation ranking junior to shares of Series A Preferred Stock with respect to the payment of dividends or upon liquidation (collectively, "Junior Securities") or (ii) make any payment on account of the purchase, redemption or other retirement of, or pay or make available any money for a sinking fund for the redemption of, any Junior Securities. For purposes of this Section 2(c) and Section 4(a)(iii) below, unless the context requires otherwise, "distribution" means the transfer of cash or property, whether by way of dividend or otherwise, or the purchase or redemption of shares of capital stock of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price approved by the Board of Directors and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

         (d) No dividends shall be declared or paid or set apart for payment on any other securities of the Corporation ranking on a parity with the shares of Series A Preferred Stock with respect to dividends or upon liquidation ("Parity Securities") in respect of any Dividend Period unless (i) with respect to any Parity Securities that at that time pay dividends on a periodic basis identical to that of the Series A Preferred Stock, full dividends on all outstanding shares of Series A Preferred Stock for the then-current Dividend Period and all prior Dividend Periods shall have been paid or contemporaneously are declared and paid or declared and the consideration for the payment thereof irrevocably set apart in trust for such payment, and (ii) with respect to any Parity Securities that at that time pay dividends on a periodic basis different from that of the Series A Preferred Stock, full dividends on all outstanding shares of Series A Preferred Stock for the immediately preceding Dividend Period and all prior Dividend Periods have been declared and paid in full. Notwithstanding the immediately preceding sentence, in the event that dividends with respect to any Dividend Period are not paid in full (or the consideration for such full payment irrevocably set apart in trust) upon the shares of Series A Preferred Stock, dividends upon shares of Series A Preferred Stock and dividends on shares of any Parity Securities may be declared by the Board with respect to a current dividend period pro rata with respect thereto so that the amount of dividends per share on shares of Series A Preferred Stock and such Parity Securities so declared shall bear to each other (i) with respect to any Parity Securities that at that time pay dividends on a periodic basis identical to that of the Series A Preferred Stock, the same ratio that full dividends per share (which shall include any accumulation in respect of unpaid dividends for prior Dividend Periods) on the shares of Series A Preferred Stock for the then-current Dividend Period and full dividends per share on the Parity Securities (which may include any accumulation in respect of unpaid dividends for prior dividend periods) bear to each other and (ii) with respect to any Parity Securities that at that time pay dividends on a periodic basis different from that of the Series A Preferred Stock, the same ratio that annual dividends per share on the shares of Series A Preferred Stock and annual dividends per share on the Parity Securities, bear to each other.

         (e) Anything herein to the contrary notwithstanding, no dividends shall be paid in cash at any time that such payment would cause the Corporation to be in violation of the terms of any loan agreement between the Corporation and any financial institution by which the Corporation is then bound.

3.       Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up (collectively, a "Liquidation") of the Corporation, holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid pro rata out of the assets of the Corporation available for distribution to its stockholders but before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share of Series A Preferred Stock equal to the sum of its Stated Value, plus the amount per share of all dividends accrued but unpaid thereon through the date of such Liquidation (the "Liquidation Amount"). If upon any such Liquidation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and any Parity Securities the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any Parity Securities shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. For purposes of this Section 3, a Liquidation shall also be deemed to occur if the Corporation shall sell, transfer convey or otherwise dispose of all or substantially all of its property or business or upon the occurrence of a Change in Control; provided that this last sentence shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.

         (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any Parity Securities, the holders of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         4. Voting Rights. Holders of Series A Preferred Stock shall have the following voting rights and these voting rights shall be the sole and exclusive voting rights of the Series A Preferred Holders, except as may be required by the General Corporation Law of the State of Delaware:

         (a) Without first obtaining the affirmative vote thereon of holders of not less than 66 2/3% of the outstanding shares of Series A Preferred Stock voting as a single class, the Corporation shall not:

                  (i) create or amend the terms of any class or series of capital stock so that it ranks senior to or on parity with the shares of Series A Preferred Stock;

                  (ii) amend this Certificate of Incorporation or the Bylaws of the Corporation in any manner that will adversely affect the preferences, rights, powers, privileges, or the restrictions provided for the benefit of, the holders of Series A Preferred Stock in any way (or any merger, consolidation or other business combination transaction involving the Corporation that will have the same effect on the rights of the holders of Series A Preferred Stock as such an amendment);

                  (iii) declare or pay any dividend or make any other distribution on any Junior Securities;

                  (iv)     effect a Change of Control;

                  (v) effect any acquisition of the capital stock of another entity which results in the consolidation of that entity into the results of operations of the Corporation or acquisition of all or substantially all of the assets of another entity;

                  (vi) create indebtedness for borrowed money (or any indebtedness that would be classified as indebtedness for borrowed money under generally accepted accounting principles) or any guarantee thereof, in excess of $500,000;

                  (vii) pledge or mortgage the Corporation assets, or otherwise permit a Lien to attach to the Corporation's Assets, except for Permitted Liens;

                  (viii) create a plan or arrangement for the grant of stock options or the issuance of restricted stock or increase the number of shares available under such a plan or arrangement, provided, however, that the Company may create such a plan or arrangement and initially reserve up to 10% of its Common Stock (subject to adjustment for stock splits, dividends and the like) for issuance thereunder without approval hereunder;

                  (ix) make or take any action that would result in a material change in the Corporation's line of business or manufacturing and/or distribution arrangements;

                  (x) take any action that results in the repurchase or redemption of equity securities (except as contemplated herein and any repurchases of Common Stock issued to employees);

                  (xi) except as contemplated herein, (A) pay or declare any dividend or distribution on any shares of the Corporation's capital stock (except any dividends payable solely in shares of Common Stock) or (B) apply any of the Corporation's assets to the redemption or repurchase of the Corporation's capital stock; or

                  (xii)    cause a Liquidation.

         (b) Definitions. As used herein, the following terms have the following meanings; other capitalized but undefined terms shall have the meaning set forth in the Certificate of Incorporation:

                  "Change in Control" means the occurrence after the Original Date of Issue of the consolidation or merger of the Corporation or sale of all or substantially all of its assets (other than solely for the purpose of changing the jurisdiction of incorporation of the Corporation) in which the shareholders of the Corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent, if any) immediately following the transaction.

                  "Fair Value" means (i) as to cash or cash equivalents, the dollar value thereof, (ii) as to all marketable securities listed or quoted on a national securities exchange, the Nasdaq National Market or a recognized foreign securities exchange that reports closing sale prices, the average closing sales price for the ten trading days prior to the date of calculation; (iii) as to all marketable securities traded in any other market that reports asked and bid prices, the average mid-point between the asked price and the bid price as reported by the market makers in that security as of the end of the ten trading days prior to the date of calculation, and (iv) as to all non-publicly traded securities, other securities, instruments or other assets, the fair value thereof as determined in good faith by the Board of Directors, or if no determination has been made within the prior 12 month period, then as determined in good faith by the Board in consultation with such independent banker or appraiser as the Board may deem appropriate.

                  "Permitted Liens" means Liens that (i) arise out of taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (ii) are mechanics', carriers', workers', repairmen's, or other similar Liens that are not, individually or in the aggregate, material in amount and arise in the ordinary course of business, (iii) represent the rights of customers, suppliers, licensees and subcontractors in the ordinary course of business under contracts or under general principles of commercial law, (iv) any Lien existing or which comes into existence pursuant to the terms of any senior note or senior notes, made by the Corporation, dated as of the date hereof and (v) any Lien existing as of the date hereof pursuant to the terms of any agreement existing as of the date hereof between the Corporation and any bank or other lender. "Lien" means all liens, security interests, pledges, charges, mortgages, conditional sales agreements, title retention agreements, assignments and other encumbrances.

         5.       Redemption.

                  (a) The Corporation shall have the right, at any time, to redeem the shares of the Series A Preferred Stock, in whole or in part, at a redemption price in cash equal to the Liquidation Amount (the "Redemption Price"). If the Corporation decides to redeem some, but not all, of the shares of the Series A Preferred Stock, such redemption shall be made pro rata based on the number of shares Series A Preferred Stock held by each holder thereof.

                  (b) The Corporation shall provide each holder of shares of Series A Preferred Stock notice of its intent to redeem, specifying the date (the "Redemption Date"), time, manner and place of redemption and the portion of such shares of Series A Preferred Shares it intends to redeem and the calculated redemption price (a "Redemption Notice"), by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the Corporation therefor, not less than 60 days prior to the Redemption Date. Before any holder of Series A Preferred Stock shall be entitled to receive the Liquidation Amount upon redemption, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the bank account to which the redemption payment shall be made. The Corporation shall, as soon as practicable thereafter wire transfer a sum equal to the Liquidation Amount to the designated account. In case less than all Series A Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this Section 5, a new certificate will be issued representing the unredeemed Series A Preferred Stock without cost to the holder thereof.

                  (c) No shares of Series A Preferred Stock which have been redeemed shall be reissued.

                  (d) Such redemption shall be deemed to have been made as of the close of business on the date of the mailing of such Redemption Notice by the Corporation, and the rights of the holder thereof, except for the right to receive the Redemption Price for such redeemed shares as provided in this
Section 5, shall cease and terminate as to such redeemed shares on such date.

         IN WITNESS WHEREOF, Marsden S. Cason, President and Chief Executive Officer, declare under penalty of perjury that this is the act and deed of the Corporation, that the facts stated herein are true and that this Certificate is executed as of this day of April , 2001.


                                    /s/ Marsden S. Cason
                                    ------------------------------------
                                    Marsden S. Cason
                                    President and Chief Executive Officer

                                    EXHIBIT C

                                  FORM OF NOTE

                        [DELETED BY SUBSEQUENT AMENDMENT]

                                    EXHIBIT D

                           INVESTORS RIGHTS AGREEMENT

                                                                     EXHIBIT 4.2

                           INVESTORS RIGHTS AGREEMENT

         INVESTORS RIGHTS AGREEMENT (this "Agreement") is dated as of April 30, 2001 by and among (i) Footwear Acquisition, Inc., a Delaware corporation (the "Company"), (ii) cre-8-net Ventures L.L.C. ("cre-8-net"), (iii) Perseus Acquisition/Recapitalization Fund, L.L.C. ("Perseus") and any Affiliates or co-investors of Perseus that become parties to this Agreement by executing and delivering an appropriate joinder agreement with the Company (the "Perseus Investors"), (iv) Union Overseas Holdings Limited ("UOHL") and (v) Itochu Corporation ("Itochu" and together with cre-8-net, the Perseus Investors and any subsequent or additional stockholder that becomes a party to this agreement, the "Stockholders" and individually a "Stockholder"). Certain terms used in this Agreement are defined in Exhibit A hereto.

                                 R E C I T A L S

         A. Each of Stockholders owns shares of the Company's capital stock (the "Shares"), purchased pursuant to a Stock and Note Purchase Agreement dated as of the date hereof (the "SPA") or, with respect to Itochu, pursuant to a certain Stock Purchase and Trademark Agreement dated as of February 24, 2001 by and among cre-8-net, Itochu and the Company.

         B. To induce the Stockholders to acquire their Shares, the Company has agreed to enter into this Agreement and to grant to the Stockholders the rights set forth herein.

         C. The Stockholders have agreed to enter into this Agreement and to grant to the other Stockholders and the Company the rights set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the Stockholders and the Company (collectively, the "Parties") agree as follows:

1.       BOARD OF DIRECTORS REPRESENTATION; BOARD APPROVAL; MANAGEMENT

         1.01. Representation. From and after the date hereof, each Stockholder shall vote all of the voting securities of the Company over which such Stockholder has voting control so as to effect the following:


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
                  (a) Composition of the Board of Directors. The number of directors comprising the Company's Board of Directors (the "Board") shall initially be up to seven and shall include:

                           (i)      William N. Simon and Marsden S. Cason, who
shall serve so long as (A) they remain senior executive officers and members of cre-8-net and (B) cre-8-net is managing the Company under the management agreement;

                           (ii)     Two directors designated by the Perseus
Investors who shall initially be Ray E. Newton III and Curtis Glovier;

                           (iii)    One director designated by UOHL; and

                           (iv)     Two directors, each nominated by the Perseus
Investors, who shall be reasonably acceptable to a majority of the directors previously appointed to the Board. Such directors shall not be employees, officers or control persons of the Company or any Stockholder or any Affiliate of such Stockholder (the "Independent Directors").

                  (b) At any time, any Person designated to serve on the Board hereunder shall be removed from the Board (and thereupon from all committees thereof) with or without cause, at the written request of the Stockholder that designated or nominated such director in accordance herewith.

                  (c) If any Person designated to serve on the Board hereunder for any reason ceases to serve as a director of the Board or any committee thereof during such director's term of office, the resulting vacancy on the Board or any Committees shall be filled by a Person designated or nominated by the Stockholder that designated or nominated the director vacating the office in accordance herewith. The procedures set forth in (a)(iv) hereof shall be used for replacing Independent Directors.

                  (d) Directors shall be reimbursed for their reasonable travel or other expenses incurred in connection with their attendance at board meetings or other Company business. Additional director compensation may be paid to the directors appointed pursuant to Section 1.01(a)(iv) at the discretion of the Board.

         1.02. Protective Provisions. The Company covenants and agrees that the Company shall not take any of the following material actions without the approval of the Board:

                           (i)      adopt, approve or amend the Company's annual
business plan or budgets or make any material change in the principal business activity of the Company;

                           (ii)     terminate or otherwise discharge any
executive officer of the Company or hire any replacement therefor;


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
                           (iii)    engage or continue in any loans, leases,
contracts or other similar transactions with any officer or director of the Company or any members of any such officer's immediate family (including parents, children, siblings and spouse) or of his Affiliates;

                           (iv)     make or agree to make any capital
expenditures that vary from the terms of the Company's business plan or budget by more than 5% in the aggregate; or

                           (v)      enter into any material agreements which
exceed the Company's business plan or budget by more than 5% in the aggregate or is outside the ordinary course of business; or

                           (vi)     any other actions determined by the Board.

         1.03.    Management of the Company

         The Company shall enter into an appropriate management agreement with Cre-8-Net which shall provide inter alia, that in consideration of an annual management fee of $400,000 per year to be paid by the Company to cre-8-net, each of William Simon and Marsden Cason (each an "Officer") will: (i) subject to customary exceptions, devote his business efforts on a full-time basis to the Company; (ii) agree not to actively engage in any other employment or consulting activity for any direct or indirect remuneration without the prior approval of the Board, which approval shall not be unreasonably withheld; and (iii) not be entitled to receive any salary from the Company.

2.       REGISTRATION RIGHTS

         2.01.    Definitions. For purposes of this Section 2:

                  "Commencement Date" means the date that is 180 days after a Qualified IPO.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company's public filings under the Securities Exchange Act of 1934;

                  "Holder" means (i) a Stockholder, (ii) the partners, members or stockholders of a Stockholder collectively provided that such partners, members or stockholders act through such Stockholder or its successor and (iii) any person or entity to whom a Holder sells, transfers or assigns 5% or more of its Registrable Securities, other than in a sale pursuant to Rule 144 under the Securities Act or a registration effected pursuant to this Agreement.


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
                  "Register," "registered," and "registration" refer to an underwritten registration effected by preparing and filing with the Securities and Exchange Commission (the "Commission") a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

                  "Registration Expenses" means all expenses in connection with the Company's performance of or compliance with its obligations under this
Section 2, including, without limitation, all (i) registration, qualification and filing fees; (ii) fees, costs and expenses of compliance with securities or blue sky laws (including reasonable fees, expenses and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities under the laws of such jurisdictions as the managing underwriter or underwriters in a registration may designate, subject to the limitation as set forth in subsection (h) of Section 2.06 hereof); (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees, expenses and disbursements of counsel for the Company and of all independent certified public accountants retained by the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance); (vi) Securities Act liability insurance if the Company so desires;
(vii) fees, expenses and disbursements of any other individuals or entities retained by the Company in connection with the registration of the Registrable Securities; (viii) fees, costs and expenses incurred in connection with the listing of the Registrable Securities on each national securities exchange or automated quotation system on which the Company has made application for the listing of its Common Stock; and (ix) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and expenses of any annual audit). Registration Expenses shall not include selling commissions, discounts or other compensation paid to underwriters or other agents or brokers to effect the sale of Registrable Securities, or counsel fees and any other expenses incurred by Holders in connection with any registration that are not specified in the immediately preceding sentence.

                  "Registrable Securities" means any shares of Common Stock of the Company owned by any Holder or that may be acquired by any Holder upon the conversion of any convertible security or the exercise of any warrant or option owned by any Holder, but only to the extent such shares constitute "restricted securities" under Rule 144 under the Securities Act or are not subject to an effective registration statement under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         2.02.    Demand Registrations.

                  (a) Request for Registration. If at any time after the Commencement Date, but on not more than two occasions, one or more Holders who in the aggregate hold at least a majority of the Registrable Securities (together, the "Requestor") submits a written request (a "Demand Notice") to the Company that the Company register


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
Registrable Securities under and in accordance with the Securities Act (a "Demand Registration"), then (if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000) the Company shall:

                           (i)      within five days after receipt of such
Demand Notice, give written notice of the proposed registration to all other Holders; and

                           (ii)     as soon as practicable, use diligent efforts
to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within 20 days after the date the Company mails the written notice referred to in clause (i) above.

         Notwithstanding the foregoing, if the Company shall furnish to the Requestor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of the Company, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed on or before the date filing would be required in connection with any Demand Registration and it is therefore advisable to defer the filing of such registration statement, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 90 days provided that such right shall not be exercised more than once with respect to a request for registration hereunder during any period of twelve consecutive months. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.

         Notwithstanding any other provision of this Section 2.02, if the managing underwriter of any underwritten offering effected pursuant to this
Section 2.02 determines that market factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, Registrable Securities allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities required to be included (determined without regard to any requirement of a request to be included in such registration) in such registration, held by all Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the number of shares allocated to any Holder may be rounded to the nearest 100 shares.

                  (b) Underwriting. In connection with any registration under this Section 2.02, if so requested by the Requestor, the Company shall enter into an underwriting agreement with one or more underwriters selected by the Requestor and reasonably acceptable to the Company having terms and conditions customary for such agreements.

                  (c) Limits. The Company shall not be obligated to effect registrations under this Section 2.02 if (i) the Company has filed a registration statement within the 90 day period immediately preceding such request or (ii) the Registrable Securities are immediately registrable under Form S-3, in which case Section 2.04 shall apply.

         2.03.    Company Registration.

                  (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its capital stock, whether or not for its own account, other than a registration relating to employee benefit plans, a registration effected on Form S-4 or a registration effected pursuant to Section 2.02 hereof, the Company shall:

                           (i)      provide to each Holder written notice
thereof at least ten days prior to the filing of the registration statement by the Company in connection with such registration; and

                           (ii)     include in such registration, and in any
underwriting involved therein, all those Registrable Securities specified in a written request by each Holder received by the Company within twenty days after the Company mails the written notice referred to above, subject to the provisions of Section 2.03(b) below.

                  (b) Underwriting. The right of any Holder to registration pursuant to this Section 2.03 shall be conditioned upon the participation by such Holder in the underwriting arrangements specified by the Company in connection with such registration and the inclusion of the Registrable Securities of such Holder in such underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company and take all other actions, and deliver such opinions and certifications, as may be reasonably requested by such managing underwriter. Notwithstanding any other provision of this Section 2.03, if the managing underwriter determines that market factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, Registrable Securities allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities required to be included (determined without regard to any requirement of a request to be included in such registration) in such registration, held by all Holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the number of shares allocated to any Holder may be rounded to the nearest 100 shares.

                  (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.03 prior to the


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
effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

         2.04.    Form S-3 Registration.

                  (a) Request for S-3 Registration. If one or more Holders who in the aggregate hold at least a majority of the Registrable Securities (together, the "Requestor") submits a written request (an "S-3 Notice") or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then (if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $1,000,000) the Company shall:

                           (i)      within five days after receipt of such S-3
Notice, give written notice of the proposed registration to all other Holders;
and

                           (ii)     as soon as practicable, use diligent efforts
to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in written requests received by the Company within 20 days after the date the Company mails the written notice referred to in clause (i) above.

         Notwithstanding the foregoing, if the Company shall furnish to the Requestor a certificate signed by the President of the Company stating that in the good faith judgment of the Board of the Company, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed on or before the date filing would be required in connection with any Demand Registration and it is therefore advisable to defer the filing of such registration statement, the Company shall have the right to defer such filing or delay its effectiveness for a reasonable period not to exceed 90 days provided that such right shall not be exercised more than once with respect to a request for registration hereunder during any period of twelve consecutive months. The Company will pay all Registration Expenses in connection with such withdrawn request for registration.

         Notwithstanding any other provision of this Section 2.04, if the managing underwriter of any underwritten offering effected pursuant to this
Section 2.04 determines that market factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in such registration. The Company shall so advise all Holders distributing Registrable Securities through such underwriting, and there shall be excluded from such registration and underwriting, to the extent necessary to satisfy such limitation, Registrable Securities allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities required to be included (determined without regard to any requirement of a request to be included in such registration) in such registration, held by all Holders at the time of filing the registration statement. To facilitate the allocation


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
of shares in accordance with the above provisions, the number of shares allocated to any Holder may be rounded to the nearest 100 shares.

         Notwithstanding any other provision of this Section 2.04, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.04 if Form S-3 is not available for such offering by the Holders or within three months of any previous Form S-3 registration effectuated hereunder.

         (b) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 2.04 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.02.

         2.05. Expense of Registration. All Registration Expenses incurred in connection with the registration and other obligations of the Company pursuant to Sections 2.02, 2.03 and 2.04 shall be borne by Company.

         2.06. Registration Procedures. If and whenever the Company is required by the provisions of this Section 2 to effect the registration of Registrable Securities, the Company shall:

                  (a) promptly prepare and file with the Commission a registration statement with respect to such Registrable Securities on any form that may be utilized by the Company and that shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and use its reasonable diligent efforts to cause such registration statement to become effective as promptly as practicable and remain effective thereafter as provided herein, provided that prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to each of the Stockholders whose Registrable Securities are covered by such registration statement, their counsel and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

                  (b) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, including such amendments (including post-effective amendments) and supplements as may be necessary to reflect the intended method of disposition by the prospective seller or sellers of such Registrable Securities, provided that such registration statement need not be kept effective and current for longer than 120 days subsequent to the effective date of such registration statement;


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
                  (c) provide customary indemnity and contribution arrangements to any qualified independent underwriter or qualified independent pricer as defined in Schedule E of the Bylaws of the National Association of Securities Dealers, Inc. (a "Qualified Independent Underwriter/Pricer"), if requested by such Qualified Independent Underwriter/Pricer, on such reasonable terms as such Qualified Independent Underwriter/Pricer customarily requires;

                  (d) subject to receiving reasonable assurances of confidentiality, for a reasonable period after the filing of such registration statement, and throughout each period during which the Company is required to keep a registration effective, make available for inspection by the selling holders of Registrable Securities being offered, and any underwriters, and their respective counsel, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act;

                  (e) promptly notify the selling holders of Registrable Securities and any underwriters and confirm such advice in writing, (i) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any comments by the Commission, by the National Association of Securities Dealers Inc. ("NASD"), and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by any such entity for amendments or supplements to such registration statement or prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company set forth in the underwriting agreement with respect to such registration statement cease to be true and correct in all material respects,
(v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (vi) at any time when a prospectus is required to be delivered under the Securities Act, that such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (f) furnish to each selling holder of Registrable Securities being offered, and any underwriters, prospectuses or amendments or supplements thereto, in such quantities as they may reasonably request and as soon as practicable, that update previous prospectuses or amendments or supplements thereto;

                  (g) permit selling holders of Registrable Securities to rely on any representations and warranties made to any underwriter of the Company or any opinion


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
of counsel or "cold comfort" letter delivered to any such underwriter, and indemnify each such holder to the same extent that it indemnifies any such underwriter;

                  (h) use reasonable diligent efforts to (i) register or qualify the Registrable Securities to be included in a registration statement hereunder under such other securities laws or blue sky laws of such jurisdictions within the United States of America as any selling holder of such Registrable Securities or any underwriter of the securities being sold shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the registration statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable such holder or underwriter to consummate the disposition in such jurisdictions of such Registrable Securities owned by such holder; provided, however, that the Company shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 2.06(h), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                  (i) cause all such Registrable Securities to be listed or accepted for quotation on each securities exchange or automated quotation system on which the Company's Common Stock then trades; and

                  (j) otherwise use reasonable diligent efforts to comply with all applicable provisions of the Securities Act, and rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         2.07. Indemnification. In the event any of the Registrable Securities are included in a registration statement under this Section 2:

                  (a) the Company will indemnify each Holder who participates in such registration, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation with the Company's consent (not be unreasonably withheld), commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors and partners and such Holder's separate legal counsel and independent accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information expressly furnished to the Company by such Holder or underwriter for use therein.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information expressly furnished to the Company by such Holder for use therein.

                  (c)      Each party entitled to indemnification under this
Section 2.07 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought provided that failure to give such prompt notice shall not relieve the Indemnifying Party of its obligations hereunder unless it is materially prejudiced thereby, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be that of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both


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
such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing of an election to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party then shall have the right to employ separate counsel at its own expense and to participate in the defense thereof, and shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by a majority of the Indemnified Parties who are eligible to select such counsel). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party may consent to entry of any judgment or enter into any settlement without the prior written consent of the Indemnifying Party.

                  (d)      If the indemnification provided for in this Section
2.07 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party with respect to such loss, liability, claim, damage or expenses in the proportion that is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         2.08. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company shall use reasonably diligent efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, beginning 90 days after the Company registers a class of securities under Section 12 of the Exchange Act or completes a registered offering under the Securities Act; or

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                  (c) Furnish to any Holder promptly upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the Company completes a registered offering under the Securities Act), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as an Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing an Holder to sell Registrable Securities without registration.

         2.09. Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after the date all Registrable Securities held by such Holder may be sold in a single three-month period under Rule 144 under the Securities Act.

         2.10. Information To Be Provided by the Holders. Each Holder whose Registrable Securities are included in any registration pursuant to this Agreement shall furnish the Company such information regarding such Holder and the distribution proposed by such Holder as may be reasonably requested in writing by the Company and as shall be required in connection with such registration or the registration or qualification of such securities under any applicable state securities law.

         2.11. "Stand-Off" Agreement. Each Holder, if requested by the managing underwriter of a registered public offering of securities by the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company then held by such Holder for a specified period of time that is customary under the circumstances (not to exceed 180 days) following the effective date of the registration statement for such offering, provided that (a) no such agreement shall be required unless the Holders enter into a similar agreement covering the same period of time and (b) such agreement shall contain terms customary for such agreements. The Company may impose stop transfer instructions to enforce any required agreement of the Holders under this Section 2.11.

         2.12. Transferability. The registration rights set forth herein may be transferred by any Holder to a transferee who acquires at least 5% of the shares of the Company's Common Stock held by a Stockholder; provided that the foregoing restriction shall not apply to a transfer of rights to an affiliate of any Stockholder.

3.       INFORMATION AND INSPECTION RIGHTS

         3.01. Information. The Company shall deliver to each Stockholder for so long as such Stockholder (together with and any Persons whose securities are aggregated with those of such Stockholder pursuant to Section 9.09 hereof for purposes of the

Agreement) holds Common Share Equivalents that in the aggregate equal at least 25% of the total Common Share Equivalents originally purchased by such
Stockholder:

                  (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement of the Company for such fiscal year, a cash flow statement of the Company for such fiscal year, and a balance sheet of the Company as of the end of such fiscal year, with each such financial statement to be in reasonable detail, prepared in accordance GAAP, and audited and certified by a firm of independent public accountants of nationally recognized standing selected by the Company;

                  (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, unaudited statements of income and cash flows of the Company for such fiscal quarter and an unaudited balance sheet of the Company as of the end of such fiscal quarter;

                  (c) as soon as practicable, but in any event at least thirty days prior to the end of each fiscal year, a budget and business plan of the Company for the next fiscal year, prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                  (d) with respect to the financial statements called for in subsections (a) and (b) of this Section 3.01, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation, cash flows and changes in shareholders' equity for the period specified, subject to year-end audit adjustments; and

                  (e) written information provided to the Board with respect to the operating activities of the Company and such other information relating to the financial condition, business, prospects or corporate affairs of the Company as such Stockholder may from time to time request in good faith.

Notwithstanding any provision of this Section 3.01 to the contrary, the Company will not be required to provide any information which it reasonably considers to be a trade secret, other confidential information or that is protected by any privilege.

         3.02. Inspection. During any period in which a Stockholder is entitled to receive the materials specified in Section 3.01 hereof, the Company shall permit such Stockholder, at such Stockholder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times and upon reasonable notice as may be requested by such Stockholder.

4.       RIGHT OF FIRST REFUSAL

         4.01. Notice. In the event any Stockholder (a "Selling Stockholder") desires to sell, transfer or otherwise dispose of any or all of the shares of capital stock of the Company owned of record or beneficially by such Stockholder or any securities ultimately convertible into or exercisable for any such shares of capital stock (collectively, the "Target Shares"), such Selling Stockholder shall promptly deliver to the Company and the other Stockholders a written notice of such intended disposition (a "Disposition Notice") setting forth the proposed terms and conditions thereof, including the number and type of securities to be disposed of, any conditions to such disposition, the proposed timing of such disposition, the proposed acquirer of such Target Shares, and the consideration to be paid for such securities. Except as otherwise provided herein, a Stockholder may not sell, transfer or otherwise dispose of any shares of capital stock of the Company or any securities ultimately convertible into or exercisable for such shares of capital stock unless it delivers to the Company and the other Stockholders a Disposition Notice and complies with the provisions of this Section 4.01 or unless the proposed sale, transfer or disposition is exempt under Section 4.06 hereof from the right of first offer granted herein.

         4.02. The Company's Right. The Company shall, for a period of thirty days following receipt of a Disposition Notice, have the right to purchase the Target Shares specified therein upon the terms and conditions specified in the Disposition Notice, subject to the conditions contained in this Section 4.02. If such terms contemplate property other than cash constituting all or a portion of the purchase price for the Target Shares, the Company shall substitute cash in an amount equal to the fair value of such property for such property. The fair value of such property shall be determined by the Company's Board in good faith, in consultation with such independent investment bank or appraiser as the Board shall deem appropriate. The Company's purchase right shall be exercisable by written notice (the "Exercise Notice") delivered to the Selling Stockholder and the other Stockholders prior to the expiration of such thirty-day exercise period. If such right is exercised with respect to all of the Target Shares specified in the Disposition Notice, then the Company shall complete the repurchase of such Target Shares, by no later than twenty Business Days after the delivery of the Exercise Notice. At such time, the Selling Stockholder shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. Alternatively, if such right is exercised with respect to only a portion of the Target Shares specified in the Disposition Notice, then such right to repurchase shall be contingent upon the election of one or more of the Stockholders to repurchase the remaining Target Shares. The Company shall notify the other Stockholders of its intent to repurchase only a portion of the Target Shares within the thirty-day exercise period above defined. In such event, the Company's repurchase of such Target Shares shall be consummated, if at all, at the time of the exercise of the repurchase rights granted to the Stockholders in accordance with Section 4.03 hereof. In the event one or more of the Stockholders do not elect to repurchase the remaining Target Shares, the Company shall be deemed to have waived its right under this Section 4.02.

         4.03. The Stockholders' Right. Subject to the rights of the Company under Section 4.02 hereof, the Stockholders (other than the Selling Stockholder), for a period of the longer of (i) thirty days from receipt of the Disposition Notice and (ii) fifteen days from receipt of written notice of the Company's election either to waive its purchase right or to repurchase only a portion of the Target Shares, shall have the right to purchase the remaining balance, if any after the Company's repurchase of the Target Shares, upon the terms and conditions specified in the Disposition Notice. The Stockholders shall exercise such right in the same manner and subject to the same rights and conditions as the Company, as more specifically set forth in paragraph 4.02 above. To the extent that the Target Shares need to be allocated among the Stockholders, they shall be allocated pro rata based on the holdings of Common Share Equivalents of each such Stockholder that desires to exercise its purchase right.

         4.04. Non-Exercise of Purchase Right. In the event an Exercise Notice with respect to any portion of the Target Shares is not given to the Selling Stockholder by the Company or any of the other Stockholders within the period specified herein following the date of the Company's and the other Stockholders' receipt of the Disposition Notice, then subject to compliance with the provisions of Section 4.05 hereof, the Selling Stockholder shall have a period of 30 days thereafter in which to sell the Target Shares upon terms and conditions (including the purchase price) no more favorable to the acquirer than those specified in the Disposition Notice. It shall be a condition to any such disposition that the acquirer agree to be bound by and comply with all of the provisions of this Agreement applicable to such Selling Stockholder with respect to such Target Shares. In the event the Selling Stockholder does not consummate the sale or disposition of the Target Shares within such 30 day period, the Company's and the Stockholders' purchase rights shall continue to be applicable to any subsequent disposition of the Target Shares by the Selling Stockholder.

         4.05. No Partial Exercise of Right. If the Company and/or the other Stockholders do not exercise the purchase rights pursuant to this Section 4 with respect to all Target Shares described in a particular Disposition Notice, then such right shall not apply to any Target Shares described in such Disposition Notice.

         4.06. Exempt Transfers. Notwithstanding the foregoing, the purchase rights of the Company and the other Stockholders set forth in this Section 4 shall not apply to any transfer by a Selling Stockholder to (a) the descendants, siblings or spouse of the Selling Stockholder or to trusts for the benefit of such persons or the Selling Stockholder, (b) to such Selling Stockholder's Affiliates, or (c) in the case of a Selling Stockholder that is a private investment company, to the partners, members, stockholders or other investors of such Selling Stockholders as a distribution or similar transfer from such Selling Stockholder; provided that in each of the foregoing cases, the transferee shall furnish the Stockholders and the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred stock shall remain subject to the provisions of this Agreement, and such transferee shall be treated as a "Stockholder" for the purposes of this Agreement.

5.       CO-SALE RIGHTS

         5.01. Notice. Subject to the provisions of Section 4, if any Stockholder (the "Selling Stockholder") desires to accept a bona fide offer from a financially capable acquirer for the sale, transfer or other disposition of any of the shares of any class of capital stock of the Company owned of record or beneficially by such Stockholder or any securities ultimately convertible into or exercisable for any such shares of capital stock (collectively, the "Sale Shares"), the Selling Stockholder shall promptly deliver to the Company and the other Stockholders, a written notice of such intended disposition (a "Sale Notice") setting forth the terms and conditions thereof, including the number and type of securities to be disposed of, any conditions to such disposition, the proposed timing of such disposition, the consideration to be paid for such securities and the identity of the proposed acquirer. Except as otherwise provided herein, the Selling Stockholder may not sell, transfer or otherwise dispose of any shares of capital stock of the Company or any securities ultimately convertible into or exercisable for such shares of capital stock unless Selling Stockholder delivers to the Company and the other Stockholders a Sales Notice and complies with the provisions of this Section 5 or unless the proposed sale, transfer or disposition is exempt under Section 5.05 hereof from the co-sale rights granted herein.

         5.02. Grant of Co-Sale Rights. Each Stockholder (other than the Selling Stockholder) shall have the right, exercisable upon written notice to the Selling Stockholder within ten days after receipt of the Selling Stockholder's Sale Notice, to participate in such sale of the Sale Shares on the same terms and conditions as those set forth in the Sale Notice. To the extent any other Stockholder exercises such right of participation (a "Participating Stockholder") and the acquirer is not willing to acquire all of the shares to be sold by the Selling Stockholder and such other Stockholders, the number of shares of Sale Shares that the Selling Stockholder may sell in the transaction shall be correspondingly reduced. The right of participation of each Stockholder shall be subject to the terms and conditions set forth in this Section 5.02.

                  (a) Each Participating Stockholder and the Selling Stockholder shall be deemed to own the number of shares of Common Stock that it actually owns plus the number of shares of Common Stock that are issuable upon conversion of any convertible securities of the Company or upon the exercise of any warrants, options or similar rights then owned by it at an exercise price less than the purchase price specified in the Sale Notice.

                  (b) Each Participating Stockholder may sell all or any part of a number of Sale Shares equal to the product obtained by multiplying (i) the aggregate number of Sale Shares by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company deemed to be owned by such Participating Stockholder and the denominator of which is the total number of outstanding shares of Common Stock of the Company deemed to be owned by all Stockholders.

                  (c) Each Participating Stockholder may effect its participation in the sale by delivering to the Selling Stockholder for transfer to the acquirer one or more certificates, properly endorsed for transfer, which represent:

                           (i)      the number of shares that it elects to sell
pursuant to this Section 5.02;

                           (ii)     that number of shares of convertible
securities of the Company that is at such time convertible into the number of shares of Common Stock that it has elected to sell pursuant to this Section 5.02, if any; provided, however, that if the acquirer objects to the delivery of convertible securities of the Company in lieu of Common Stock, the Participating Stockholder may, to the extent permitted by the terms of such security, convert and deliver Common Stock as provided in subparagraph (i) above; or

                           (iii)    a combination of the foregoing that in the
aggregate represents the number of shares of Common Stock to be sold by the Participating Stockholder.

         5.03. Payment of Proceeds. The stock certificates that the Participating Stockholders deliver to the Selling Stockholder pursuant to
Section 5.02 shall be transferred by the Selling Stockholder to the acquirer in consummation of the sale of the Sale Shares pursuant to the terms and conditions specified in the Sale Notice, and the Selling Stockholder shall promptly thereafter remit to the Participating Stockholders that portion of the sale proceeds to which such Participating Stockholder is entitled by reason of its participation in such sale.

         5.04. Non-Exercise. The exercise or non-exercise of the rights of the Participating Stockholders hereunder to participate in one or more sales of Sale Shares made by the Selling Stockholder shall not adversely affect its right to participate in subsequent sales by the Selling Stockholder. In the event none of the Stockholders elect to exercise their co-sale rights hereunder with respect to a disposition, the Selling Stockholder may consummate such disposition in accordance with the terms specified in the Sale Notice but only within 120 days after the expiration of the other Stockholders' co-sale rights.

         5.05. Exempt Transfers. The provisions of this Section 5 shall not apply to any transfer by a Selling Stockholder to (i) the descendants, siblings or spouse of such Selling Stockholder or to trusts for the benefit of such persons or the Selling Stockholder, (ii) to a Selling Stockholder's Affiliates, or (iii) to the partners, members, stockholders or other investors of a Perseus Investor as a distribution or similar transfer from such Perseus Investor; provided that in each of the foregoing cases, the transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred stock shall remain subject to the provisions of this Agreement, and such transferee shall be treated as a Stockholder for the purposes of this Agreement.

6.       BRING ALONG RIGHTS

         Subject to complying with its obligations under Section 4, if the Perseus Investors, so long as they hold 40% or more of the Common Share Equivalents outstanding of the Company, determines to sell all of their Shares in the Company in a single or series of related transactions to a bona fide third party (a "Control Sale"), the Perseus Investors shall have the right, but not the obligation to require each other

Stockholder to participate in such Control Sale. The Perseus Investors may exercise their rights under this Section 6 by delivering to the other Stockholders (excluding the Perseus Investors) a written notice (a "Control Sale Notice") describing in reasonable detail the terms of the Control Sale and notifying the other Stockholders that the Perseus Investors are exercising their rights under this Section 6. Upon the receipt by the other Stockholders of a Control Sale Notice, all Stockholders shall be obligated to sell their Shares in the Control Sale on the same or financially equivalent terms as those applicable to the Perseus Investors, and shall cooperate with the Perseus Investors in consummating such sale. No Stockholder shall take any action to impede or otherwise disrupt the consummation of such Control Sale. Once a Control Sale Notice has been delivered no Stockholder may enter into any agreement or arrangement to sell, transfer, pledge, encumber or otherwise dispose of such Stockholder's Shares until it receives notification that such Control Sale has been abandoned. The Perseus Investors shall have the right to abandon any Control Sale at any time in their sole discretion and shall be deemed to have abandoned such Control Sale if it has not been consummated within three months after it has delivered a Control Sale Notice to the other Stockholders regarding such Control Sale.

7.       PURCHASE RIGHTS REGARDING FUTURE SALES OF CAPITAL SECURITIES BY THE
         COMPANY.


         7.01. Subject to the terms and conditions specified in this Section 7, the Company hereby grants to each Stockholder a purchase right with respect to future sales by the Company of its Capital Securities (as hereinafter defined). Each Stockholder shall be entitled to apportion the purchase right hereby granted it among itself and its members, partners and affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or any securities convertible into or exercisable or exchangeable for any shares of, any class of its capital stock (collectively, "Capital Securities"), the Company shall first make an offering of such Capital Securities to each Stockholder in accordance with the following provisions:

                  (a) The Company shall deliver a notice by certified mail (a "Company Sales Notice") to the Stockholders stating (i) its bona fide intention to offer such Capital Securities, (ii) the number of such Capital Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Capital Securities.

                  (b) Within 20 Business Days after receipt of a Company Sales Notice, each Stockholder that desires to purchase any of the Capital Securities specified in such Company Sales Notice at the price and on the terms specified in such Sales Notice shall provide to the Company a written notice (a "Company Purchase Notice") setting forth the number of such Capital Securities such Stockholder is willing to purchase. If the total number of Capital Securities specified in all of the Company Purchase Notices received by the Company within such period exceeds the total number of Capital Securities specified in such Company Sales Notice or such greater number of Capital Securities that the Company is willing to sell at the price and on the terms specified in such Company Sales Notice, then the Capital Securities to be sold shall be allocated among the Stockholders in the same proportion that each such Stockholder's Common Share Equivalents bear to the total Common Share Equivalents owned by all of the Stockholders that have delivered Company Purchase Notices; provided that if such allocation would result in any Stockholder being allocated Capital Securities under this subsection (b) in excess of the total number of Capital Securities that it specified in its Purchase Notice, such excess Capital Securities shall be allocated among the other Stockholders that have not been allocated Capital Securities equal to the number of Capital Securities specified in their Company Purchase Notices in a manner that results in such other Stockholders receiving in the aggregate under this subsection (b) an equal percentage of the total number of Capital Securities specified in their respective Company Purchase Notices. All allocations made pursuant to this subsection (b) shall be rounded to the nearest whole Capital Security. The Capital Securities allocated to each Stockholder under this subsection (b) shall be purchased by such Stockholder at the price and on the terms specified in the Company Sales Notice at a closing to be held within 40 Business Days after the delivery of the Company Sales Notice. Such date shall be specified by the Company in a written notice delivered to each Stockholder participating in such sale at least 10 Business Days prior thereto.

                  (c) If all Capital Securities that the Stockholders are entitled to obtain pursuant to Section 7.01(b) are not elected to be obtained as provided in Section 7.01(b), the Company may, during the 120-day period following the expiration of the period provided in Section 7.01(b), offer the remaining unsubscribed portion of such Capital Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Company Sales Notice with respect thereto. If the Company does not enter into an agreement for the sale of such Capital Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Capital Securities shall not be offered unless first reoffered to the Stockholders in accordance herewith.

                  (d) The purchase right granted in this Section 7 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to consultants, officers, directors and employees for the primary purpose of soliciting or retaining their employment or services in a transaction or pursuant to a plan approved by the Company's Board, (ii) as part of or after a Qualified Initial Public Offering, (iii) the issuance of securities pursuant to the redemption, conversion or exercise of outstanding convertible or redeemable securities or warrants, options or similar rights, (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance of warrants, options or similar securities to a bank or other institutional lender as consideration for the extension of credit by such lender to the Company, (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve-month period do not exceed 2% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) or such issuance is expressly approved by a majority of the director representatives of the Stockholders on the Company's Board.

                  (e) The rights granted by this Section 7 shall be available to any Stockholder only so long as such Stockholder owns 50% of more of the Common Share Equivalents originally owned by such Stockholder.

8.       LEGEND REQUIREMENTS

         8.01. Legend. Each certificate representing the shares of capital stock (or securities convertible into or exercisable for shares of capital stock) of the Company owned by the Stockholders shall be endorsed with the following legend:

         "THE SALE OR TRANSFER, THE VOTING AND CERTAIN OTHER RIGHTS RELATING TO THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

         8.02. Removal. The legend set forth in Section 8.01 hereof shall be removed upon termination of this Agreement in accordance with the provisions of
Section 9.01.


9. COVENANTS The Company covenants and agrees with each of the Stockholders that:

         9.01. Corporate Existence. The Company shall maintain its corporate existence, rights and franchises in full force and effect. The Company shall also preserve and maintain all licenses and other rights to use licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

         9.02. Compliance with Laws. The Company shall comply in all material respects with all requirements of law of any governmental authority having jurisdiction over it, except as such may be contested in good faith or as to which a bona fide dispute may exist.

         9.03. Payment of Taxes. The Company shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books adequate reserves with respect thereto.

         9.04. Insurance. The Company shall maintain as to its business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by such Company to be sufficient.

         9.05. Interested Party Transactions. The Company shall not and shall not permit any subsidiary to, without first obtaining the affirmative vote of a majority of the disinterested directors, (i) engage in any loans, leases, contracts or other transactions with any director, officer, key employee or greater than ten percent (10%) stockholder of the Company, or any member of any such person's immediate family or any Affiliate of the foregoing (ii) amend or modify any arrangement approved in accordance with clause (i). Excluded from the foregoing paragraph are (a) transactions between the Company and its subsidiaries, (b) where such loans, leases, contracts or other transactions are in amounts less than $25,000 in the aggregate in any twelve month period and are at prices and on terms and conditions no less favorable to the Company or its subsidiaries, as the case may be, than could reasonably be obtained from third parties, (c) the Sourcing Rights Letter Agreement (as defined in the SPA)between the Company and UOHL and transactions relating thereto, (d) the Management Agreement, as defined in the SPA, and transactions related thereto.

                  In the event that any Purchaser shall have good faith reason to believe that any of the covenants set forth in this Section 9 have not been adhered to, such Purchaser shall deliver written notice to the Board with a detailed description of the alleged breach. After receipt of the letter, the Board shall have 30 days to provide a reasonably detailed response to such letter.

10.      MISCELLANEOUS PROVISIONS

         10.01. Termination. This Agreement shall terminate immediately upon the earlier of (a) the closing of a Qualified Initial Public Offering, (b) the consummation of a Change in Control, or (c) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company. Notwithstanding the foregoing, the provisions of Section 2 of this Agreement shall terminate as provided in Section 2.09 hereof.

         10.02. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, overnight courier or by facsimile transmission or three Business Days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, to the address or facsimile number (as the case may be) listed below the signature of each Party on such Party's signature page hereto if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

         10.03. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this

Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

         10.04. Waiver or Modification. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by the Company and by Stockholders that hold a majority of the total Common Share Equivalents held by all of the Stockholders, and by any Stockholder whose rights and obligations may be affected thereby.

         10.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

         10.06. Attorneys' Fees. In the event of any dispute involving the terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other party to the dispute.

         10.07. Further Assurances. Each Party agrees to act in accordance herewith and not to take any action that is designed to avoid the intention hereof.

         10.08. Successors and Assigns. This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. Each Stockholder may assign its rights hereunder to (i) any transferee of Shares held by such Stockholder that holds, in the aggregate, at least 1% of the total Common Share Equivalents after such transfer, (ii) the descendants, siblings or spouse of such Stockholder or to trusts for the benefit of such persons or such Stockholder, (iii) to such Stockholder's Affiliates, or (iv) in the case of any Perseus Investor, to the partners, members, stockholders or other investors of such Perseus Investor as a distribution or similar transfer from such Perseus Investor; provided that in each of the foregoing cases, the transferee shall furnish the other Stockholders and the Company with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferee shall be treated as a "Stockholder" (and a transferee of a Perseus Investor shall be treated as a "Perseus Investor") for the purposes of this Agreement.

         10.09. Aggregation of Stock. For purposes of determining the availability of any rights under this Agreement, the number of shares of Common Stock or other securities of the Company deemed to be owned by a Stockholder shall include all such shares or other securities owned by such Stockholder or other Person, such Stockholder's (or other Person's) Affiliates and their respective partners, members, or shareholders, and any other person or entity that acquires any such shares or other securities from any of the foregoing by gift, will or intestate succession.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               [Company Investor Rights Agreement Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                         FOOTWEAR ACQUISITION, INC.


                                         By:  /s/ William N. Simon
                                              ----------------------------------

                                         Name: William N. Simon
                                               ---------------------------------

                                         Title:  Executive Director
                                                 -------------------------------


                                         ADDRESS FOR NOTICE:



                                         ---------------------------------------

                                         ---------------------------------------

                                         Facsimile No. :
                                                          ----------------------
                                         Attn:
                                               ---------------------------------


                                         With a copy to:



                                         ---------------------------------------

                                         ---------------------------------------

                                         Facsimile No. :
                                                         -----------------------
                                         Attn:
                                               ---------------------------------

              [cre-8-net Investor Rights Agreement Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.



                                          CRE-8-NET VENTURES L.L.C.

                                          BY: /s/ William N. Simon
                                              ----------------------------
                                                  NAME: William N. Simon
                                                  TITLE:   Managing Member

                                          ADDRESS FOR NOTICE:

                                          541 Redwood Highway
                                          Suite 2180
                                          Mill Valley, California 94941
                                          Phone: 415-383-7698
                                          Fax: 415-383-7405
                                          Attn: William N. Simon

                                          With a copy to:

                                          WILSON SONSINI GOODRICH & ROSATI, P.C.
                                          650 Page Mill Road
                                          Palo Alto, California  94304
                                          Facsimile: (650) 496-4084
                                          Attn: Kurt Berney, Esq.

                 [UOHL Investor Rights Agreement Signature page]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.


                                          UNION OVERSEAS HOLDINGS LIMITED

                                          BY: /s/ Edward D. Sy
                                             ----------------------------
                                                  NAME:  Edward D. Sy
                                                  TITLE: Director

                                          ADDRESS FOR NOTICE:

                                          Suite 306
                                          Third Floor
                                          Island Place Tower
                                          No. 510 King's Road, North Point
                                          Hong Kong
                                          Facsimile No. 852-2907-8118
                                          Attn: Mr. Ed Sy

                                          With a copy to:
                                          Mintz, Levin, Cohn, Ferris, Glovsky
                                          and Popeo
                                          One Financial Center
                                          Boston, Massachusetts 02111
                                          Facsimile:  (617) 542-2241
                                          Attention: Mary Laura Greely, Esq. and
                                          George Hofmann, Esq.

          [Perseus Investors Investor Rights Agreement Signature page]

         IN WITNESS WHEREOF, the undersigned Perseus Stockholder has executed this Agreement as of the day and year first above written.


                                          PERSEUS ACQUISITION/RECAPITALIZATION
                                          FUND, L.L.C.

                                          By:  /s/ Curtis A. Glovier
                                               ---------------------------------

                                          Name: Curtis A. Glovier
                                                --------------------------------

                                          Title:  Managing Director
                                                  ------------------------------

                                          ADDRESS FOR NOTICE:

                                          888 Seventh Avenue, 29th Fl.
                                          New York, NY 10106
                                          Facsimile No.: (212) 245-1852
                                          Attn: Ray E. Newton, III


                                          With a copy to:

                                          Arnold & Porter
                                          555 Twelfth Street N.W.
                                          Washington, D.C. 20004-1206
                                          Facsimile:  (202) 942-5999
                                          Attention: Robert Ott, Esq.

          [Itochu Corporation Investor Rights Agreement Signature page]

         IN WITNESS WHEREOF, the undersigned Perseus Stockholder has executed this Agreement as of the day and year first above written.


                                          ITOCHU CORPORATION


                                          By:  /s/ Yoshihiro Fukushima
                                               ---------------------------------

                                          Name: Yoshihiro Fukushima
                                                --------------------------------

                                          Title:  Section Manager
                                                  ------------------------------

                                          ADDRESS FOR NOTICE:

                                          Itochu Corporation
                                          1-3 Kyutaro-machi 4-chome
                                          Chuo-ku, Osaka 541-8577 Japan
                                          Attention: Kenichiu Kamiyoshi
                                          Operating Officer of Import Textile
                                          And Fashion Good Division
                                          Telephone: 81-6-6241-2987
                                          Facsimile: 81-6-6244-0845

                                          With a copy to:
                                          Yoshihiro Fukushima
                                          Manager of Import Textile
                                          And Fashion Goods Division
                                          Section No. 6

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement to which this Exhibit A is attached, the following terms have the following meanings:

         "Affiliate" of any Person (the "Subject Person") means any Person that Controls, is Controlled by or is under common Control with the Subject Person.

         "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of New York are authorized to be closed.

         "Common Share Equivalents" means all shares of Common Stock that are issued and outstanding or are issuable upon the exchange, exercise or conversion of any other security of the Company. The number of Common Share Equivalents owned by a Person shall equal the sum of (i) the number of shares of Common Stock owned by such Person plus (ii) the number of shares of Common Stock issuable upon the exchange, exercise or conversion of any other security of the Company owned by such Person plus (iii) the number of accrued but unpaid shares of Common Stock payable as dividends on any other security of the Company (assuming, in the case of (iii), that such dividends were to be entirely paid as "In-Kind Dividends" as defined in the Company's Certificate of Incorporation). Common Share Equivalents shall not include unexercised options to purchase Common Stock issued to executives, officers, employees or others, whether pursuant to an incentive stock option plan or otherwise.

         "Common Stock" means the common stock, par value $.01 per share, of the Company.

         "Change in Control" means the occurrence, after the date hereof, of the consolidation or merger of the Company or sale of all or substantially all of its assets (other than solely for the purpose of changing the jurisdiction of incorporation of the Company) in which the shareholders of the Company immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent, if any) immediately following the transaction.

         "Control" and derivatives thereof mean the power to control the management and policies of a Person subject to Control whether by ownership of voting securities, contract or otherwise.

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Lien" means all liens, security interests, pledges, charges, mortgages, conditional sales agreements, title retention agreements and other encumbrances.

         "Person" means any individual, entity or governmental body.

         "Permitted Liens" means Liens that (i) arise out of taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (ii) are mechanics', carriers', workers', repairmen's, or other similar Liens that are not, individually or in the aggregate, material in amount and arise in the ordinary course of business, (iii) represent the rights of customers, suppliers, licensees and subcontractors in the ordinary course of business under contracts or under general principles of commercial law, (iv) any Lien existing or which comes into existence pursuant to the terms of a certain Senior Note or Senior Notes dated as of the date hereof and (v) any Lien existing as of the date hereof pursuant to the terms of any agreement existing as of the date hereof between the Company and any bank or other lender.

         "Qualified Initial Public Offering" means a public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, that is underwritten on a firm commitment basis that results in (a) the Company receiving at least $20 million in gross proceeds; (b) the Common Stock being traded on the New York Stock Exchange or the Nasdaq National Market; and (c) a fully diluted, post-IPO valuation of the Company in excess of $200 million.

                                    EXHIBIT E

                                       APA

                                                                   EXHIBIT 10.11

                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                                 CONVERSE INC.,

                                            SELLER


                                       AND

                           FOOTWEAR ACQUISITION, INC.,

                                            BUYER

                                   DATED AS OF

                                  APRIL 6, 2001

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I.            TERMS OF PURCHASE AND SALE......................................     1

         1.01     Purchase and Sale...................................................     1
         1.02     Excluded Assets.....................................................     4
         1.03     The Closing.........................................................     4
         1.04     Payment of Purchase Price...........................................     4
         1.05     Post-Closing Adjustment.............................................     6
         1.06     Assumption of Certain Obligations...................................     8
         1.07     Retained Liabilities................................................     8
         1.08     Payment of Transfer Taxes and Other Charges.........................    10

ARTICLE II.           REPRESENTATIONS AND WARRANTIES OF SELLER........................    10

         2.01     Organization and Standing...........................................    10
         2.02     Authorization by Seller.............................................    10
         2.03     Assumed Contracts; Information......................................    11
         2.04     Intellectual Property...............................................    12
         2.05     Title to Purchased Assets; Absence of Liens and Encumbrances........    14
         2.06     Litigation..........................................................    15
         2.07     Inventory...........................................................    15
         2.08     Insurance...........................................................    15
         2.09     Compliance with Laws................................................    15
         2.10     Tax and Other Returns and Reports...................................    15
         2.11     Environmental Matters...............................................    16
         2.12     Accounts Receivable; Collection.....................................    16
         2.13     Software............................................................    16
         2.14     Customers and Suppliers.............................................    18
         2.15     Changes in Accounting Method........................................    18
         2.16     Absence of Undisclosed Liabilities..................................    18
         2.17     Subsidiary Assets...................................................    19
         2.18     Schedules...........................................................    19

ARTICLE III.          REPRESENTATIONS AND WARRANTIES OF BUYER.........................    19

         3.01     Organization and Standing...........................................    19
         3.02     Authorization by Buyer..............................................    19
         3.03     Available Funds.....................................................    20
         3.04     HSR Matters.........................................................    20
         3.05     Litigation..........................................................    20

ARTICLE IV.           COVENANTS OF SELLER.............................................    20

         4.01     Cooperation.........................................................    20
         4.02     Court Approval......................................................    21
         4.03     Conduct of Business.................................................    22
         4.04     Disclosure Supplements..............................................    23

         4.05     Closing.............................................................    24
         4.06     Confidentiality.....................................................    24
         4.07     Transitional Arrangements Agreement.................................    24
         4.08     Further Assurances..................................................    24
         4.09     Inspection..........................................................    24
         4.10     Maintain Insurance..................................................    25
         4.11     Maintenance of, and Access to, Records..............................    25
         4.12     Accounts Receivable.................................................    25
         4.13     Consents............................................................    25
         4.14     Specific Enforcement of Covenants...................................    26
         4.15     Acquisition Proposals...............................................    26

ARTICLE V.            COVENANTS OF BUYER..............................................    26

         5.01     Cooperation.........................................................    26
         5.02     Confidentiality.....................................................    27
         5.03     Employees...........................................................    27
         5.04     Shipped Inventory Matters...........................................    27

ARTICLE VI.           CONDITIONS TO BUYER'S OBLIGATIONS...............................    27

         6.01     Covenants...........................................................    27
         6.02     Representations and Warranties True.................................    27
         6.03     Delivery of Certificates............................................    27
         6.04     Instruments of Transfer.............................................    28
         6.05     Consents............................................................    28
         6.06     Approval Order......................................................    28
         6.07     HSR Waiting Period..................................................    28
         6.08     Injunction..........................................................    28
         6.09     Material Adverse Change.............................................    28
         6.10     Ancillary Agreements................................................    28

ARTICLE VII.          CONDITIONS TO SELLER'S OBLIGATIONS..............................    28

         7.01     Covenants of Buyer..................................................    28
         7.02     Representations and Warranties True.................................    29
         7.03     Delivery of Certificates............................................    29
         7.04     Instruments of Assumption...........................................    29
         7.05     Tender of Purchase Price............................................    29
         7.06     Approval Order......................................................    29
         7.07     HSR Waiting Period..................................................    29
         7.08     Injunction..........................................................    29
         7.09     Further Action......................................................    29
         7.10     Ancillary Agreements................................................    29

ARTICLE VIII.         TERMINATION PRIOR TO CLOSING....................................    29

         8.01     Termination.........................................................    29
         8.02     Effect on Obligations...............................................    30
         8.03     Return of Deposit to Buyer..........................................    30

ARTICLE IX.           INDEMNIFICATION.................................................    30

         9.01     Survival............................................................    30
         9.02     Indemnification by Seller...........................................    31
         9.03     Indemnification by Buyer............................................    31
         9.04     Limitations.........................................................    31
         9.05     Indemnification Procedure...........................................    33

ARTICLE X.            MISCELLANEOUS...................................................    34

         10.01    Entire Agreement....................................................    34
         10.02    Use of Names........................................................    34
         10.03    Successors and Assigns..............................................    34
         10.04    Counterparts........................................................    35
         10.05    Headings, Interpretation............................................    35
         10.06    Modification and Waiver.............................................    35
         10.07    Expenses, etc.......................................................    35
         10.08    Notices.............................................................    35
         10.09    Governing Law.......................................................    36
         10.10    Announcements.......................................................    36
         10.11    Compliance with Bulk Sales Laws.....................................    37
         10.12    Binding Nature of Agreement.........................................    37
         10.13    Seller's Knowledge..................................................    37

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (this "Agreement") dated as of April 6, 2001 by and between Converse Inc., a Delaware corporation ("Seller"), and Footwear Acquisition, Inc., a Delaware corporation ("Buyer").

                              W I T N E S S E T H :

      WHEREAS, Seller is willing to sell, and Buyer desires to purchase, certain intellectual property, contracts, accounts receivable, inventory and other assets of Seller;

      WHEREAS, Seller has filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), case no. 01-0223 (the "Bankruptcy Case"), which is currently pending in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

      WHEREAS, Seller has determined that it is in its best interests to sell to Buyer, and for Buyer to purchase from Seller, pursuant to Sections 363 and 365 of the Bankruptcy Code, the Purchased Assets (as defined herein) for consideration, and upon the terms and conditions, hereinafter set forth; and

      WHEREAS, Seller and Buyer intend that the Closing under this Agreement will not occur until after a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 ("HSR Act") with respect to the transaction is filed, if required, with the U.S. Department of Justice and Federal Trade Commission, and any applicable waiting period under the HSR Act has expired or been earlier terminated ("HSR Clearance").

      NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, Buyer and Seller agree as follows:

                                   ARTICLE I

                           TERMS OF PURCHASE AND SALE

      1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, Buyer agrees to purchase and pay for, and Seller agrees to sell, assign, transfer and convey to Buyer, on the Closing Date (as defined in Section 1.03), free and clear of all Liens (as defined in Section 4.02(b)(ii) below) subject in the case of the Intellectual Property (as defined in Section 2.04 hereof) to licenses pursuant to the agreements set forth on Schedule 2.04 to this Agreement, all of the assets set forth in this Section 1.01 existing on the Closing Date, wherever located (the "Purchased Assets"). The Purchased Assets consist of and shall include only the items set forth in this Section 1.01, subject to Buyer's rights to exclude certain specified assets prior to the Closing in accordance with Section 1.02.

            (a) The following items of intellectual property, contracts, inventory and accounts receivable:

                  (i) all general intangibles and intangible property, including the Intellectual Property owned by Seller;

                  (ii) all of Seller's rights under license and sublicense
            agreements, pursuant to which Seller's Intellectual Property is licensed to third parties, whether domestic or international, including those listed or described on Schedule B hereto (the "Licenses");

                  (iii) all of Seller's rights under supplier, services or
            vendor agreements, purchase orders issued by Seller and other contracts entered into by Seller in connection with the design, testing, manufacture, warehousing, or transport of its products, and all contractor and outsourcing agreements otherwise entered into in connection with the products, including (x) those listed or described on Schedule C and (y) existing agreements, arrangements or understandings with E.M.I. of Taiwan, Buyer's Far East production agent ("E.M.I.") for services and information provided by E.M.I. (together, the "Vendor Agreements"); provided, however, that with respect to all current and future production orders for inventory that has not been received into Seller's distribution center as of the Closing, and for which Seller has not yet placed or opened letters of credit to the manufacturers of such inventory, Buyer agrees to open letters of credit or secure credit terms on a timely basis, as necessary to purchase such inventory, so long as such inventory conforms to the purchase orders placed by Seller with respect to such inventory and so long as Seller has provided Buyer with the terms of the letters of credit or credit terms which are summarized on Schedule C, and provided further that with respect to all production orders for inventory for which Seller has opened letters of credit for which sufficient time exists for Buyer to open substitute letter of credit or secure credit terms to replace the letters of credit opened by Seller, Buyer hereby agrees to open substitute letters of credit or obtain substituted credit terms on a timely basis so long as Seller has provided Buyer with the terms of such letters of credit or credit terms;

                  (iv) all of Seller's rights under existing purchase orders, including customer order backlog and customer agreements and other agreements entered into by Seller for the purchase, distribution, sale, consignment or other disposition of Seller's products, including those listed or described on Schedule D hereto (the "Customer Agreements");

                  (v) all of Seller's rights under any marketing agreements and commitments to trade shows, media advertising, event sponsorships, celebrity endorsements, endorsements with high school, college and other organizations, including any prepayments or deposits with respect thereto, as listed or described on Schedule E hereto (the "Marketing Agreements");

                  (vi) all finished goods inventory wherever located, owned by
            Seller, including (w) all finished products or goods that are to become finished product prior to Closing that are in transit to or from Seller's distribution and manufacturing facilities, (x) finished goods at Seller's manufacturing facility not yet shipped that are or become finished product prior to Closing, (y) all inventory located at Seller's retail locations (including any of Seller's inventory located at retail stores owned by Seller's subsidiaries) and (z) inventory listed on Schedule F hereto (the "Inventory");

                  (vii) all information technology software and hardware
            ("Information Technology") necessary to conduct Seller's business, other than its manufacturing and retail store businesses, as carried out during the twelve (12) month period immediately prior to the date of this Agreement, including the applications described on Schedule G (the "Applications");

                  (viii) all of Seller's rights under any lease agreements to computer hardware that is necessary to run the Applications (the "Hardware Lease Agreements"); and

                  (ix) all trade receivables, royalty receivables and license fee receivables owned by Seller (the "Accounts Receivable"), unpaid interest accrued on any such accounts receivable and any security or collateral relating thereto.

      For purposes of this Agreement, "Assumed Contracts" shall mean all Licenses, IP License Agreements (as defined in Section 2.04(d), below), Vendor Agreements, Customer Agreements, Applications (but only to the extent they constitute executory contracts), Hardware Lease Agreements and Marketing Agreements, but shall not include any licenses, contracts or agreements listed on Schedule 1.02 or deleted from the schedules prior to the Closing Date.

            (b) The following items of personal property (together, the "Supplementary Items") as follows:

                  (i) Marketing materials, including brochures, newsletters, selling tools, point-of-sale materials, corporate and consumer videos and photos, trade show booths, displays and materials, in-store concept shops, fixtures and other point of sale materials, including those located at customer locations, co-op agreements with vendors and customers, written materials and paraphernalia relating to Converse's heritage and history, including artifacts, original products, models and product designs, historical photos, descriptions and documentation and such other items identified by Buyer to Seller in writing prior to Closing.

                  (ii) Existing and future designs of Seller's products,
            including prototypes, drawings, logos, specifications and artwork associated with each, and all Seller owned or controlled footwear lasts and molds.

                  (iii) Such furniture, fixtures and equipment including
            computer hardware owned by Seller, located at Seller's headquarters and identified by Buyer to Seller in writing prior to Closing.

                  (iv) Copies of books, records, supplier lists, customer lists and order history, vendor lists with production and pricing data past and pending, detailed inventory data, business records, other data owned by Seller and used or held for use in connection with any of the foregoing Intellectual Property, Assumed Contracts, Inventory, Applications and Supplementary Items.

      1.02 Excluded Assets. Notwithstanding the foregoing, Seller is not selling and Buyer is not purchasing pursuant to this Agreement, and the term "Purchased Assets" shall not include, any assets not specifically listed in Section 1.01 (the "Excluded Assets"); provided, however, that within the fourteen-day period following the date the Approval Order (as defined below) is signed by the Bankruptcy Court Buyer may, by written notification to Seller, provide to Seller a Schedule 1.02 that specifically lists certain assets, licenses, agreements or contracts to be excluded from purchase or assignment hereunder, which Schedule
1.02 shall be deemed to the extent necessary to amend such other Schedules hereto that may have listed such assets, licenses, agreements or contracts as Purchased Assets, and such assets, licenses, agreements or contracts shall become Excluded Assets; provided, further, that in no event shall the Purchase Price (as defined below) be reduced with respect to such deletions or exclusions.

      1.03 The Closing. Upon the terms and subject to the conditions contained herein, the closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. on later of (i) April 30, 2001 and (ii) the first business day after the last condition in Articles VI and VII is satisfied (other than those conditions requiring deliveries at the Closing itself) at Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or at another location or time mutually agreed upon by the parties (such date being hereinafter referred to as the "Closing Date").

      1.04 Payment of Purchase Price. (a) The price to be paid by Buyer for the Purchased Assets at the Closing shall be $117,500,000 (the "Purchase Price") minus (i) the Deposit (together with any interest earned thereon) and (ii) $10,000,000 (the "Retention Amount"), which Retention Amount shall be held by Buyer and reduced and/or paid in accordance with Section 1.05(c). On the date of entry of the Approval Order (as defined below) by the Bankruptcy Court, as evidence of its good faith, Buyer shall deposit $4,700,000 (together with the $300,000 previously delivered to Seller, the "Deposit") in escrow with an escrow agent selected by the parties (the "Escrow Agent") pursuant to an agreement substantially in the form set forth as Exhibit A hereto (the "Deposit Escrow Agreement"). The Deposit Escrow Agreement shall provide, among other things, for the Deposit to be held in escrow until the earlier of the Closing or the termination of this Agreement and released as follows: (A) upon Closing, the Deposit and all interest earned thereon shall be released by the Escrow Agent to Seller in order to partially fund the acquisition of the Purchased Assets, (B) in the event of a termination of this Agreement by Seller pursuant to Section 8.01(c), the Deposit and all interest earned thereon shall be released by the escrow agent to Seller as liquidated damages, which liquidated damages shall be the sole and exclusive remedy of Seller as a result of such termination or (C) in the event of any other termination of this Agreement, the Deposit and all interest earned thereon shall be released by the Escrow Agent to Buyer.

            (b) Of the Purchase Price, $10,000,000 (the "Accounts Receivable/Inventory Holdback Amount") shall be deposited into escrow pursuant to an agreement substantially in the form set forth as Exhibit B hereto (the "Post Closing Escrow Agreement") which Buyer, Seller and the Escrow Agent shall enter into at the Closing. The Post Closing Escrow Agreement shall provide, among other things, for the Accounts Receivable/Inventory Holdback Amount to be deposited in escrow with the Escrow Agent for the period commencing on the Closing Date and ending on the later of (i) ninety (90) days following the Closing and (ii) fifteen (15) days following the resolution of any dispute relating to the Audit (as defined below). The Accounts Receivable/Inventory Holdback Amount shall be used to satisfy (x) any Estimated Adjustment Amount pursuant to subsection 1.04(e); (y) any Downward Adjustment Amount owed to Buyer pursuant to Section 1.05 and (z) any indemnification claims arising from the breach of representations and warranties of Seller with respect to Sections 2.07 (Inventory) and 2.12 (Accounts Receivable) pursuant to and in accordance with
Article IX hereof. After the later of (i) ninety (90) days following the Closing and (ii) fifteen (15) days following the resolution of any dispute relating to the Audit, if the aggregate amount of claims made by Buyer against the Accounts Receivable/Inventory Holdback Amount is less than $10,000,000 ("Holdback Claims"), then Buyer and Seller shall countersign a certificate instructing the Escrow Agent to release to Seller an amount equal to the difference between (x) $10,000,000 and (y) the Holdback Claims plus any unpaid administrative expenses of the Escrow Agent (the "Holdback Release Amount"); provided that if any amounts payable from the Accounts Receivable/Inventory Holdback Amount are the subject of an unresolved dispute, Buyer and Seller shall countersign a certificate instructing the Escrow Agent to release to Seller the Holdback Release Amount less any amounts subject to dispute (which amounts subject to dispute shall be released as disputes are resolved in accordance with the terms of the Post Closing Escrow Agreement).

            (c) Of the Purchase Price, $5,000,000 (the "Escrow Amount") shall be deposited into escrow pursuant the Post Closing Escrow Agreement. The Post Closing Escrow Agreement shall provide, among other things, for the Escrow Amount to be deposited in escrow with the Escrow Agent for a period of six (6) months following the Closing. The Escrow Amount shall be used to satisfy any indemnification claims arising from the representations and warranties of Seller with respect to Sections 2.03 (Assumed Contracts), 2.04 (Intellectual Property),
2.05 (Title) and 2.13 (Software) pursuant to and in accordance with Article IX hereof. After the 180th day from the Closing Date, if the aggregate amount of indemnification claims made by Buyer against the Escrow Amount pursuant to this
Section 1.04(c) ("Indemnification Claim Amount") is less than $5,000,000, then Buyer and Seller shall countersign a certificate instructing the Escrow Agent to release to Seller an amount equal to the difference between (i) $5,000,000 and
(ii) the Indemnification Claim Amount plus any unpaid administrative expenses of the Escrow Agent (the "Escrow Release Amount"); provided that if any amounts payable from the Escrow Amount are the subject of an unresolved dispute, Buyer and Seller shall countersign a certificate instructing the Escrow Agent to release to Seller the Escrow Release Amount less any amounts subject to dispute (which amounts subject to dispute shall be released as disputes are resolved in accordance with the terms of the Post Closing Escrow Agreement).

            (d) Buyer shall pay the Purchase Price to Seller at the Closing in immediately available funds wire transferred into an account maintained by Seller and which shall be designated by Seller at least five (5) business days prior to the Closing Date, less (i) the Deposit plus any interest accumulated thereon, (ii) the Retention Amount, (iii) the Accounts Receivable/Inventory Holdback Amount and (iv) the Escrow Amount. The Accounts Receivable/Inventory Holdback Amount and the Escrow Amount shall be wired transferred to the Escrow Agent pursuant to the terms of the Post Closing Escrow Agreement.

            (e) The appropriate financial officers of Seller shall close the books of Seller as of April 28, 2001 in accordance with its normal course of business consistent with past practice, and shall deliver to Buyer no later than May 20, 2001, a report setting forth the estimated value of (i) the Account Receivables as of April 28, 2001 (the "Estimated Accounts Receivable Value") and
(ii) the Inventory as of April 28, 2001 (the "Estimated Inventory Value"). The sum of the Estimated Accounts Receivable Value and the Estimated Inventory Values shall be the "Estimated Value." If the Estimated Value exceeds $80,300,000, there will be no adjustment of the purchase price until the Auditor Report is available in accordance with Section 1.05. If the difference between $80,300,000 and the Estimated Value exceeds the Retention Amount (which excess shall be referred to as the "Estimated Adjustment Amount") then an amount equal to the excess of (i) the Estimated Adjustment Amount over (ii) $1,000,000 (One Million Dollars) shall be immediately paid to Buyer (the "Estimated Payment") from the Accounts Receivable/Inventory Holdback Amount upon delivery to the Escrow Agent by Buyer of a certificate setting forth such amount. Seller shall have no right to interfere with the payment by the Escrow Agent of the Estimated Payment.

      1.05 Post-Closing Adjustment. (a) Following the Closing, Buyer shall cause Arthur Andersen L.L.P. or such other "big five" accounting firm selected by Buyer and approved by Seller (which approval shall not be unreasonably withheld) (the "Auditor") to prepare a valuation of Accounts Receivable and Inventory (the "Auditor Report"). The Auditor Report shall be prepared in accordance with the principles set forth on Exhibit C, and shall set forth the value of Accounts Receivable as of the Closing Date (the "Accounts Receivable Value") and the value of the Inventory as of the Closing Date (the "Inventory Value"), in each case in accordance with GAAP applied in accordance with Exhibit C. In addition, the Audit Report shall set forth the value of all deposits and prepayments made by Seller in respect of Assumed Contracts, which deposits and prepayments will inure to the benefit of Buyer and are identified on Schedule 1.05(a) (the "Deposit/Prepayment Value"). For purposes of this Agreement and the Auditor Report, the aggregate Deposit/Prepayment Value shall not exceed $500,000. The Audit Report shall state the sum of the Accounts Receivable Value plus the Inventory Value plus the Deposit/Prepayment Value (the "Audited Value"). The Auditor shall deliver the Auditor Report to Buyer and Seller within thirty (30) business days of the Closing Date (the "Audit Report Date"). Buyer and Seller shall share equally the cost of the Auditor Report.

      (b) If Seller disputes the Auditor Report, Seller shall so notify Buyer in writing (a "Notice of Dispute") within ten (10) days after the date of Seller's receipt of the Auditor Report, specifying its calculation of the Accounts Receivable Value and the Inventory Value and any other points of disagreement. Upon receipt of a Notice of Dispute, Buyer shall promptly consult with Seller with respect to such alternate calculation and points of disagreement in an effort to resolve such dispute (in connection with such effort to resolve disputes, and in connection with the Auditor's preparation of the Auditor Report, Buyer shall grant to Seller, its agents and the Auditors reasonable access to the books and records of Buyer pertaining to the Inventory and Accounts Receivable). If any such dispute cannot be resolved by Seller and Buyer within five (5) days after Buyer receives a Notice of Dispute from Seller, Seller and Buyer shall immediately appoint the Boston, Massachusetts office of Ernst & Young LLP to act as an arbitrator (the "Accounting Arbitrator") to determine the appropriate calculation of each of the Accounts Receivable Value, the Inventory Value, the Deposit/Prepayment Value, the Audited Value and all other remaining points of disagreement with respect to the Auditor Report (the "Review"). Seller and Buyer understand and agree that, in resolving any dispute with respect to the Auditor Report, the Accounting Arbitrator shall apply GAAP and the standards set forth on Exhibit C. All determinations made by the Accounting Arbitrator shall be final, conclusive and binding. The Accounting Arbitrator shall be directed to hold a hearing within ten (10) days of appointment (which hearing shall be held in Boston, Massachusetts) and to make a determination within five (5) days after such hearing, unless otherwise mutually agreed by the parties. The fees and expenses of the Accounting Arbitrator shall be borne equally by Seller and by Buyer. Each of the parties shall bear its own attorneys' and accounting fees and expenses incurred in connection with the Review.

            (c) Within five (5) business days of the later of (x) the Audit Report Date and (y) in the case of any dispute of pursuant to Section 1.05(b), the resolution of such dispute:

                  (i) If the Audited Value exceeds $80,300,000 (the amount of such excess being the "Additional Purchase Price"), then (A) Buyer shall pay Seller by wire transfer of immediately available funds an amount equal to the Additional Purchase Price and (B) Buyer shall pay to Seller the Retention Amount by wire transfer of immediately available funds. Under no circumstances shall the Additional Purchase Price exceed $25,000,000.

                  (ii) If the Audited Value is less than $80,300,000, then Buyer shall be entitled to the difference between $80,300,000 and the Audited Value (the "Downward Adjustment Amount"); provided, however, that under no circumstances shall the Downward Adjustment Amount exceed $25,000,000. If the Downward Adjustment Amount exceeds the sum of the Retained Amount plus the Estimated Payment (such excess being herein referred to as the "Required Additional Payment"), then
            (A) first, the Retention Amount shall be credited to and retained by Buyer and (B) the Escrow Agent shall pay to Buyer from the existing Accounts Receivable/Inventory Holdback Amount by wire transfer of immediately available funds the Required Additional Payment; provided further that if the Downward Adjustment Amount exceeds $20,000,000, Seller shall pay to Buyer by wire transfer of immediately available funds such excess amount up to an amount not to exceed $5,000,000.

                  (iii) If a Downward Adjustment Amount has been determined and no Estimated Payment was made pursuant to Section 1.04(e), then (A) first, the Retention Amount shall be reduced and credited to Buyer by an amount equal to the Downward Adjustment Amount, and (B) to the extent the Downward Adjustment Amount exceeds the Retention Amount (the "Excess Amount"), the

            Escrow Agent shall pay to Buyer from the Accounts Receivable/Inventory Holdback Amount by wire transfer of immediately available funds the Excess Amount; provided further that if the Downward Adjustment Amount exceeds $20,000,000, Seller shall pay to Buyer by wire transfer of immediately available funds such excess amount up to an amount not to exceed $5,000,000. Any Retention Amount remaining after the reduction thereto pursuant to subclause
            (A) above shall be paid by Buyer to Seller by wire transfer of immediately available funds.

                  (iv) If the Downward Adjustment Amount is less than the sum of
            Retention Amount and Estimated Payment (such shortfall being herein referred to as the "Required Refund"), then (A) if the Required Refund is less than or equal to the Estimated Payment then Buyer shall pay to the Escrow Agent for deposit into the Accounts Receivable/Inventory Holdback Amount by wire transfer of immediately available funds an amount equal to the Required Refund or (B) if the Required Refund is greater than the Estimated Payment then Buyer shall (x) pay to the Escrow Agent for deposit into the Accounts Receivable/Inventory Holdback Amount by wire transfer of immediately available funds an amount equal to the Estimated Payment and (y) pay to Seller from the Retention Amount an amount equal to the excess of the Required Refund over the Estimated Payment by wire transfer of immediately available funds.

Notwithstanding anything to the contrary contained herein, Buyer agrees that under no circumstance shall Escrow Agent release any of the Escrow Amount to Buyer to satisfy any amounts owed to Buyer in respect of the Downward Adjustment Amount except as otherwise permitted pursuant to Section 9.04(b). Any payment by Seller, the Escrow Agent or Buyer required by this subsection (c) shall bear interest at the rate equal to the interest being earned on the Accounts Receivable/Inventory Holdback Amount pursuant to the Post Closing Escrow Agreement from the Closing Date until the date of payment. The Additional Purchase Price or the Downward Adjustment Amount, as the case may be (excluding payments attributable to interest), will be treated by the parties as an increase or decrease, as the case may be, in the Purchase Price.

            (d) The allocation for tax purposes of the Purchase Price will be agreed upon by the parties prior to the Closing.

      1.06 Assumption of Certain Obligations. Upon the sale, transfer, assignment, conveyance, and delivery of the Purchased Assets to Buyer at the Closing, Buyer shall assume and thereafter pay, perform, and discharge all obligations to be performed or arising after the Closing under all of the Assumed Contracts (the "Assumed Obligations"). Other than the Assumed Obligations, Buyer shall not assume or be liable for any other obligations or liabilities of Buyer (including any cure amounts payable to other parties to the Assumed Contracts).

      1.07 Retained Liabilities. (a) Seller shall retain and pay, discharge and perform any and all obligations and liabilities not expressly assumed by Purchaser in Section 1.06 above, including the following obligations and liabilities (all such obligations and liabilities, the "Retained Liabilities"):

                  (i) liabilities for unpaid Taxes (as defined in Section 2.10);

                  (ii) all obligations or liabilities of Seller that relate to any of the Excluded Assets;

                  (iii) all obligations or liabilities for any borrowed money incurred by Seller whether pre-petition or post-petition;

                  (iv) all obligations and liabilities resulting from, caused by or arising out of, directly or indirectly, the conduct of Seller's business or ownership or lease of any of its properties or assets or any properties or assets previously used by Seller at any time prior to the Closing Date, including such of the foregoing as constitute, may constitute or are alleged to constitute a tort, breach of contract, or violation or requirement of any law or governmental regulation;

                  (v) any and all liabilities of Seller under any employee
            benefit plans, whether formal or informal, whether or not set forth in writing, and whether covering one person or more than one person, sponsored or maintained by Seller. For the purposes hereof, the term "employee benefit plan" includes all plans, funds, pension funds, programs, policies, arrangements, practices, customs and understandings providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent or assignee of any such employee or former employee other than regular salary, wages or commissions paid substantially concurrently with the performance of the services for which paid. The term "employee benefit plan" includes all employee welfare benefit plans within the meaning of Article 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all employee pension benefit plans within the meaning of Article 3(2) of ERISA. Seller shall retain liability for all employee pension benefits;

                  (vi) any alleged or actual liability for the investigation, cleanup or removal of any Hazardous Material (as defined in Section 2.11), or for death or injury to person or property, as a result of the generation, transportation, disposal, storage, release, emission or discharge of any Hazardous Material onsite or offsite and in, on, under, from or onto any real property subject to any lease or otherwise, past or present, that occurred or existed on or before the Closing Date;

                  (vii) any alleged or actual liability and penalties for
            violations of or noncompliance with environmental laws and that occurred or existed on or before the Closing Date; and

                  (viii) liability for all compensation, salary, wages, bonuses, commissions, incentive payments or any other benefit, perquisite, cost, expense, liability or obligation attributable to services provided prior to the Closing but payable on or after the Closing to the employees, contractors, athletes or celebrities solicited and hired by Buyer pursuant to Section 5.03, if any. Buyer shall have no liability for compensation, salary, wages, bonuses, commissions, incentive payments or any other benefit, perquisite, cost, expense, liability or obligation relating to the employment or termination of employment by Seller before or after the Closing of any of Seller's employee's, contractors, athletes or celebrities.

            (b) At the Closing, Seller shall deliver to Buyer (i) duly executed instruments of assignment and assumption including an assignment and assumption agreement (the "Assignment and Assumption Agreement"), in form and substance reasonably satisfactory to Buyer and its counsel, and sufficient for the assignment of the Purchased Assets and the assumption by Buyer of the Assumed Obligations and (ii) take all acts reasonably necessary to give Buyer possession of, or control over, the Purchased Assets; provided, however, that in the case of Inventory located at retail stores, Seller agrees to take all action necessary to have such Inventory delivered to Seller's Charlotte, North Carolina distribution center within 45 days following the Closing, provided further that Buyer agrees to pay the freight charges incurred in connection with such delivery.

      1.08 Payment of Transfer Taxes and Other Charges. At or after the Closing, Seller shall pay all transfer taxes, sales taxes (including retail sales taxes), stamp taxes, withholding taxes, and other similar taxes which are due in connection with the transactions contemplated hereby.

                                  ARTICLE II.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants to Buyer as follows:

      2.01 Organization and Standing. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business as it is currently conducted, subject to Bankruptcy Court approval. Seller is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the conduct of its business renders such qualification necessary, except where failure to be so qualified would not have Material Adverse Effect. For purposes of this Agreement, a Material Adverse Effect means a material adverse effect on the value or condition of the Purchased Assets, taken as a whole.

      2.02 Authorization by Seller.

            (a) The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been or will by the Closing Date be, as the case may be, duly authorized by all requisite corporate action of Seller. This Agreement has been duly and validly executed and delivered by Seller and, upon entry of the Approval Order, will be the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by equitable principles (regardless of whether enforcement is brought in a proceeding in equity or at law).

            (b) Except as set forth on Schedule 2.02(b), neither the execution and delivery of this Agreement or any other agreements and documents to be executed or delivered pursuant hereto, nor the consummation of the transactions contemplated hereby, will (i) violate, or conflict with, any provision of Seller's Certificate of Incorporation or By-Laws, (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets being sold hereunder by Seller under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument to which Seller is a party or by which it or any of its properties is bound, or (iii) violate, or conflict with, any order, writ, injunction, arbitral award, judgment or decree of any court, governmental body or arbitrator applicable to Seller, except, in the case of clause (ii), for any such violations, conflicts, breaches, defaults, terminations, accelerations or other matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

      2.03 Assumed Contracts; Information.

            (a) Except as set forth on Schedule 2.03(a):

                  (i) Each of the Assumed Contracts was duly executed and
            delivered by Seller and each constitutes the valid and legally binding obligations of the parties thereto and is enforceable by Seller in accordance with its terms.

                  (ii) Except with regard to compliance under Assumed Contracts that is excused pursuant to Section 365(b)(2) of the Bankruptcy Code, Seller is in compliance in all material respects with the terms and conditions of the Assumed Contracts and all laws, rules and regulations applicable thereto.

                  (iii) Except with regard to defaults under Assumed Contracts that (A) can be cured pursuant to Section 365(b)(1) of the Bankruptcy Code or (B) can be excused pursuant to Section 365(b)(2) of the Bankruptcy Code, to Seller's knowledge, no event of default (or term of like intent) has occurred under any Assumed Contract

                  (iv) To Seller's knowledge, Seller has not received or sent notice that an event has occurred which, with the lapse of time or the giving of notice, or both, would constitute an event of default (or term of like intent) under the terms of any Assumed Contract.

                  (v) To Seller's knowledge, Seller has not received notice from any person that any Assumed Contract has been, or is to be, terminated, or that any

            Assumed Contract has been, or is to be, terminated prior to its stated term, nor to Seller's knowledge, does there exist any basis for a termination of any Assumed Contract.

                  (vi) No consent of any party is required to sell, assign and transfer to Buyer any Assumed Contract that provides for the provision of goods or services or the payment of money having a value in excess of $100,000 per annum.

                  (vii) Seller has provided Buyer with full and complete copies of all Assumed Contracts and any written amendments, modifications or waivers with respect thereto. To Seller's knowledge, there exists no oral amendments, modifications or waivers with respect to any of the Assumed Contracts, except for such oral amendments, modifications or waivers which, individually or in the aggregate, would not result in a change in the provision of goods or services or the payment of money having a value in excess of $100,000 per annum.

            (b) Schedule B sets forth (i) a complete list of Licenses to which Seller is a party and all other licenses to which Seller was a party since March 30, 2000, (ii) amendments to any License, (iii) the names, addresses, phone and fax numbers (and e-mail addresses, if known to Seller) of each licensee under a License, (iv) key contact persons at each licensee of a License and (v) names of Seller personnel who have been dealing with each licensee of a License.

            (c) Schedule 2.03(c) sets forth (i) all outstanding purchase orders with each of Seller's vendors of finished goods, (ii) all other material agreements with vendors and (iii) copies of all outstanding letters of credit issued by Seller to such vendors.

            (d) Schedule 2.03(d) sets forth, with respect to all of Seller's 100 highest revenue generating customers ("Material Customers"), (i) credit terms,
(ii) margin allowances and discounts and (iii) return information.

            (e) Schedule 2.03(e) sets forth the terms and conditions of Seller's employment of or contractual arrangements with, Seller's internal and external U.S. and overseas sales personnel, including commissions and bonuses.

            (f) With respect to any Assumed Contracts listed or described on
Schedule 2.03(a) as exceptions to the representations set forth in 2.03(a)(vi), Seller shall obtain appropriate consents to the sale, assignment and transfer contemplated herein together with an estoppel agreed to by the consenting parties to each such Assumed Contract acknowledging the transfer to Buyer of such Assumed Contract. Notwithstanding the foregoing, Seller shall only be required to use commercially reasonable efforts to obtain any consent required under (i) the agreements listed on Schedule 2.03(f)(i), which would require Buyer to establish itself as a "qualified" vendor, and (ii) the license agreement listed in Schedule 2.03(f)(ii).

      2.04 Intellectual Property. Except as set forth on Schedule 2.04:


            (a) Seller owns all right, title and interest in and to the Owned Intellectual Property. Seller has all rights necessary to use the Licensed Intellectual Property in the manner presently used in its business. None of the Intellectual Property infringes or violates the intellectual property rights of any third parties or, to Seller's knowledge, is being infringed upon by third parties. Consummation of the transactions contemplated hereby shall not impair any rights or impose any obligations with respect to Intellectual Property, except for any notices, recordings or filings that are required to be given or made by applicable law as a result of the transfer of the Intellectual Property to Buyer. On the Closing Date, Seller will transfer the Intellectual Property to Buyer, free and clear of Liens. None of the Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, injunction, written restriction or agreement restricting the scope of use thereof by Seller anywhere in the world.

            (b) There is no pending or, to Seller's knowledge, threatened (or unasserted but considered probable of assertion) claim against Seller, nor has Seller received any written notice of any claim (i) asserting that any of the Intellectual Property as used in Seller's business infringes or violates the intellectual property rights of any third parties, (ii) asserting that any of the Intellectual Property is being infringed upon or diluted by others, (iii) asserting that any third parties have any rights to use any of the Intellectual Property except for Licensed Intellectual Property licensed to Seller on a nonexclusive basis, except for such claims which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

            (c) During the prior twelve months, Seller has not given notice to any third parties asserting material infringement by such third parties of any of the Intellectual Property, and to Seller's knowledge, there is no basis for any such claim against a third party.

            (d) All of the Licensed Intellectual Property is licensed pursuant to valid written agreements (the "IP License Agreements").

            (e) Seller has not adversely used any confidential information, trade secrets or known patentable inventions of any person relating to the conduct of its business, and Seller, to its knowledge, does not have any product which, if commercially developed and sold, would adversely use any such confidential information, trade secrets or other inventions except as would not have a Material Adverse Effect.

            (f) There is no pending or, to Seller's knowledge, threatened claim that Seller is in breach of any IP License Agreement and, to Seller's knowledge, no basis for any such claim exists, except as would not have a Material Adverse Effect.

            (g) There is no pending or, to Seller's knowledge, threatened claim against Seller of any Licensed Intellectual Property asserting that any of the Licensed Intellectual Property infringes or conflicts with the rights of third parties, and to Seller's knowledge, no basis for any such claim exists.

            (h) Seller has performed all of the obligations required to be performed by it, and is not in default under any agreement relating to any Intellectual Property, except where such failure to perform would not have a Material Adverse Effect.

               (i) Schedule 2.04(i) hereto identifies each trade name, fictitious business name, or other similar name under which Seller has conducted any part of its business during the five (5) years preceding the date hereof, and the trademark status reports set forth in Schedule A-5 contain true and correct information regarding the Trademarks set forth therein.

               (j)    For purposes of this Agreement:

                      (i) "Copyrights" shall mean all registered and
               unregistered copyrights and applications for copyright registration in every country of the world, including those identified in Schedule A-1;

                      (ii) "Intellectual Property" shall mean the Owned
               Intellectual Property and the Licensed Intellectual Property;

                      (iii) "Know-How" shall mean technical information, trade
               secrets, inventions, processes, specifications, manuals, reports, documents, drawings, procedures, processes, devices, software and source code, software documentation, research and development data, marketing information, customer lists, database rights, industrial design rights, other tangible embodiments of information and all other intellectual property or proprietary rights other than Patents, Trademarks and Copyrights, in every country of the world, owned by Seller and its subsidiaries, including those identified in Schedule A-2;

                      (iv) "Licensed Intellectual Property" shall mean all
               intellectual property owned by third parties and licensed to Seller and its subsidiaries, including those identified in Schedule A-3;

                      (v) "Owned Intellectual Property" shall mean all Patents,
               Trademarks, Copyrights and Know-How owned by Seller and its subsidiaries, including those listed on Schedules A-1, A-2, A-3, A-4 and A-5;

                      (vi) "Patents" shall mean all utility and design patents
               and patent applications (including any divisions, continuations, continuations-in-part, reexaminations, extensions, renewals or reissues thereof), design, design registrations, utility models and any similar rights and applications therefor, in every country of the world, owned by Seller and its subsidiaries, including those identified in Schedule A-4; and

                      (vii) "Trademarks" shall mean all registered and
               unregistered trademarks, service marks, trade dress, trade names, Internet domain names, fictitious business names or other similar names, and any other identification of source or origin, and applications for registration of any of the foregoing, together with associated goodwill, in every country of the world, owned by Seller and its subsidiaries, including those trademarks identified in the trademark status report attached hereto as Schedule A-5.

        2.05 Title to Purchased Assets; Absence of Liens and Encumbrances. Seller owns all right, title and interest in and to, and has good and marketable title to, all Purchased Assets transferred pursuant to this Agreement. Seller will transfer all right, title and interest in the Purchased Assets, including any Purchased Assets located outside of the United States, to Buyer at the Closing Date free and clear of Liens. Without limiting the foregoing, on the Closing Date the Purchased Assets will not be in any manner encumbered by any Liens arising out of unpaid state, federal, local and foreign income, sales, or ad valorem taxes which are due and payable.

        2.06 Litigation. Except as set forth on Schedule 2.06, there is no litigation pending or, to Seller's knowledge, threatened (a) against Seller, its business, subsidiaries or any of its Intellectual Property or other assets which, if adversely determined, would affect the Purchased Assets, or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transaction contemplated hereby.

        2.07 Inventory. Seller has or will have on the Closing Date good and marketable title to the Inventory free and clear of any Lien or other right of any third party and Seller will transfer the Inventory to Buyer at the Closing, free and clear of Liens. The Inventory is recorded on the books and records of Seller at the lower of actual FIFO cost or market, net of any reserves (taking into account obsolete, defective or unmerchantable goods, odd sizes, excess quantities, unsaleable returns, other unsaleable merchandise), as determined in accordance with GAAP.

        2.08 Insurance. Seller has maintained and currently maintains sufficient insurance coverage to protect its business and the full replacement value of the Purchased Assets, as well as business interruption insurance with respect to Seller's manufacturing facilities located in the United States and Mexico, in each case with reputable insurance companies in amounts consistent with other companies in its industry.

        2.09 Compliance with Laws. Except as set forth on Schedule 2.09, Seller is not aware of any violation of any applicable statute, ordinance, code, restriction, regulation, or other governmental requirements, which violation, individually or in the, aggregate, would have a Material Adverse Effect.

        2.10 Tax and Other Returns and Reports. Except as listed in Schedule 2.10, all material federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Seller in connection with its operation of the business as it pertains to the Purchased Assets (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interests, penalties, deficiencies, fees and other governmental charges or impositions, as well as all transfer taxes, sales taxes (including retail sales taxes), duties and customs fees, stamp taxes, withholding taxes, and other similar taxes (all such tax liabilities relating to the manufacture, importation, delivery, shipment and use of the Purchased Assets, including Inventory in transit, for all periods ended prior to the Closing Date referred to herein as the "Taxes") have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed. Except as listed in Schedule 2.10, all Taxes, including those which are called for by the Tax Returns, or heretofore or hereafter claimed to be due by any taxing authority from Seller, have been properly accrued or paid. Seller shall be solely responsible for Taxes accrued during periods ended on or prior to the Closing Date and

Seller shall have the sole right to contest any such claim or deficiency in any administrative or judicial forum of its choosing, or pursue or forego any appeal of any administrative judicial decision, or to terminate or settle an administrative proceeding.

        2.11 Environmental Matters. Except as set forth on Schedule 2.11(a), neither Seller nor, to Seller's knowledge, any other person has (x) discharged or disposed of any Hazardous Materials at Seller's Charlotte, North Carolina distribution facility or North Reading, Massachusetts headquarters in a manner which at the time of such act was is in violation of any law, rule or regulation affecting the use, discharge, or disposal of any Hazardous Material. Additionally, none of such real property is being used, or to Seller's knowledge, after due inquiry has ever previously been used, for the discharge or disposal of any Hazardous Materials in a manner which at the time of such act was in violation of any law, rule or regulation affecting the use, discharge, or disposal of any Hazardous Material or, (y) received any notice from any governmental authority indicating that the real property has been or may be placed on any federal or state "Superfund" or "Superlien" list. The term "Hazardous Material" means any substance that is defined as a "hazardous waste" or "hazardous substance" under any applicable federal, state, or local statute, regulation, or ordinance and shall include any (A) "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Article 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; and
(B) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Article 9601 et seq.) ("CERCLA"), as amended from time to time and regulations promulgated thereunder.

        2.12 Accounts Receivable; Collection. Schedule H sets forth a listing showing aging by customer of the Accounts Receivable that are outstanding as of the date hereof. The Accounts Receivable are not subject to any written or, to Seller's knowledge, oral agreement or understanding providing for any credit, chargeback, counterclaim, setoff, discount, returns or co-operative marketing payments in respect thereof, except for any such credits, chargebacks, counterclaims, setoffs, discounts, returns or co-operative marketing payments that have been estimated and reserved for based on historical experience (either generally or specifically) on the books and records of Seller. Seller has not accelerated or delayed collection of Accounts Receivable in advance of or beyond their regular due dates or the dates when the same would otherwise have been collected other than in the ordinary course of business. Accounts Receivable with extended payment terms providing for payments over more than 90 days are carried at no greater than present value.

        2.13   Software.

               (a) Seller's rights in and to (i) the Applications that are required to process Inventory and Accounts Receivable (the "Accounts Receivable/Inventory Software") and (ii) all other Applications not requiring the consent of third parties for the assignment thereof will be granted to Buyer, either by transfer of title, assignment of rights or grant of license at the Closing. Schedule 2.13(a) sets forth a list of the Applications ("Licensed Software") requiring the consent of the owners and/or licensors ("Licensors") thereof ("Licensors' Consent"). Subject to receipt of Licensors' Consent, Seller's rights in and to Licensed Software will be granted to Buyer, either by transfer of title, assignment of rights or grant of license at the Closing. Seller shall use commercially reasonable efforts to obtain Licensors' Consent prior to Closing.

Upon receipt of Licensors' Consent, if applicable, Seller shall, at the request of Buyer, provide programming code, source code and documentation in Seller's possession and execute and deliver such other instruments of sale, transfer, conveyance, assignment or license as Buyer may reasonably request in order to effectively vest in Buyer the rights contemplated hereby.

               (b) The activities and operations of Seller with regard to the Applications prior to the Closing, are not, and have not been, in violation of any agreement, or in violation of any rights held by any Person except for pre-petition amounts owed under license agreements between Seller and Licensors relating to the Applications.

               (c)    Seller holds either:

                      (i) sole and exclusive ownership of all rights in and to
               the Applications; or

                      (ii) valid rights and licenses to utilize the Applications in its operations and activities as carried out during the twelve-month period prior to the date of this Agreement.

        The Accounts Receivable/Inventory Software constitutes substantially all the computer software necessary for Buyer to conduct the operations and activities necessary to manage and dispose of Inventory and Accounts Receivable. All Licensed Software is transferable to Buyer with Licensors' Consent. The Applications and computer hardware leased pursuant to the Hardware Lease Agreements constitute all of the computer software and hardware necessary to conduct the operations and activities of Seller (other than its manufacturing and retail store operations) during the prior twelve months. The Information Technology, whether transferred to Buyer hereunder, or in the form of services provided by Seller pursuant to Section 4.01, constitutes or will constitute on the Closing Date, all of the computer software and hardware necessary to conduct the operations and activities of Seller (other than its manufacturing and retail store operations) during the prior twelve months.

               (d) In the case of each Application indicated in Schedule 2.13(d) as being owned by Seller (hereafter "Owned Software"), Seller has good and marketable right, title and interest in and to all forms, versions and releases of the Owned Software, including all copyright rights and all applicable patent and trade secret rights, free and clear of any Liens other than rights of authors which may not be legally waived except for the language and database licensed by third parties which is used to operate the Owned Software. No item of Owned Software is a derivative work (as defined in U.S. Copyright Law) of any other work that is not owned in its entirety by, or properly licensed such that no one may claim any rights in such derivative work other than, Seller. Except as indicated in Schedule 2.13(d), Seller is in actual possession of the complete source code and object code, and is in possession of all documentation necessary for the effective use, distribution and support of each such item of Owned Software.

               (e)    Except as indicated in Schedule 2.13(e), Seller:

                      (i) maintains master machine readable reproducible copies, source code listings, technical documentation and user documentation for the most current releases and versions thereof; and

                      (ii) maintains the machine readable copies such that they
               substantially conform to the corresponding source code listings, programming and user manuals, and published specifications (if any).

               (f) All Applications which are not Owned Software (herein referred to as "Third Party Software") are subject to restrictions on assignment, transfer, relocation, use, copying, distribution, preparation of derivative works, display, performance, sale, offer for sale, manufacture or disclosure (such activities collectively and individually referred to herein as "Use") as are contained in the corresponding license agreements identified in
Schedule 2.13(f).

               (g) Subject to Licensors' Consent, if applicable, the continued or further Use of any Application by Buyer after the Closing, which Use is consistent with the Use of such item by Seller prior to the Closing, will not give rise to any obligation to pay any royalty, fee, penalty, damages or compensation to any Person.

               (h) All contracts, agreements, commitments or obligations of Seller for the maintenance, support, upgrade, correction of defects or deficiencies, or for continuing or for renewing rights to, any Third Party Software, and any payment obligations or options therefor, are identified in
Schedule 2.13(h).

        2.14 Customers and Suppliers. Since January 1, 2001 and except as disclosed in Schedule 2.14(i), there has been no written complaint or, to Seller's knowledge, oral complaint from any Material Customer and no notice of breach or of termination under any contract with a Material Customer. Seller has not been advised in writing or, to Seller's knowledge, orally by any Material Customer or supplier of finished goods ("Finished Goods Supplier") that such Material Customer or Finished Goods Supplier was or is intending to terminate its relationship or would not continue to purchase or sell supplies or services for future periods on account of any dissatisfaction with Seller's performance. All order backlog is described on Schedule D hereto, and such backlog has been accurately accounted for in the records of Seller in accordance with Seller's historical practices; and, to Seller's knowledge, the order backlog represents good orders consistent with Seller's and industry practice. Seller has not been advised in writing or, to Seller's knowledge, orally that any customer intends to cancel or change the material terms of any orders included in such order backlog. Notwithstanding any of the foregoing, with respect to the Material Customers identified on Schedule 2.14(ii) as potentially requiring Buyer to establish itself as a "qualified" vendor ("Requalification Customers"), Seller makes no representation to Buyer in respect of any Requalification Customer that following the date hereof gives notice of termination or its intention to terminate its relationship with Seller or its intention not to continue to purchase supplies or services for future periods because of the failure of Buyer to so "qualify".

        2.15 Changes in Accounting Method. Since December 1, 2000, Seller has not made any material change in any method of accounting or accounting practice related to the Inventory or the Accounts Receivable.

        2.16 Absence of Undisclosed Liabilities. Except for the Assumed Obligations, to Seller's knowledge there are no material liabilities with respect to the Purchased Assets other than those disclosed or provided in this Agreement and in the Schedules hereto; Seller is not aware of any facts or circumstances that could be expected to result in such liabilities.

        2.17 Subsidiary Assets. To Seller's knowledge, there are no assets owned by any of its subsidiaries that are necessary for Buyer, following the Closing, to carry on the business conducted by Seller prior to the Closing (other than Seller's manufacturing and retail store operations). Schedule 2.17 sets forth all material accounts receivable and inventories (other than those related to Seller's manufacturing and retail stores) that are owned by Seller's subsidiaries, if any (the "Subsidiary A/R and Inventory"). Buyer and Seller acknowledge and agree that the Subsidiary A/R and Inventory is not a part of the Purchased Assets.

        2.18 Schedules. All of the information contained on the Schedules to this Agreement with respect to the Purchased Assets and Assumed Contracts is complete, accurate and correct in all material respects.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to Seller as follows:

        3.01 Organization and Standing. Buyer is a corporation validly existing and in good standing under the laws of Delaware, and has all requisite corporate power to enter into this Agreement, to perform its obligations hereunder, and to carry out the transactions contemplated hereby. Buyer has the requisite corporate power to carry on its business as it is now being conducted.

        3.02 Authorization by Buyer. (a) the execution, delivery, and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting or referring to the enforcement of creditors' rights generally or by equitable principles (regardless of whether enforcement is brought in a proceeding in equity or at law).

               (b) Neither the execution and delivery of this Agreement and all other agreements and documents to be executed or delivered hereunder, nor the performance and fulfillment by Buyer of all its representations, warranties, covenants and obligations hereunder, will (i) violate, or conflict with, any provision of Buyer's Articles of Incorporation or By-Laws, (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default under, or result in a breach of any provisions of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Buyer under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument to which Buyers is a party or by which its is bound, or (iii) violate, or conflict with, any order, writ, injunction, arbitral award, judgment or decree of any court, governmental body or arbitrator applicable to Buyer.

        3.03 Available Funds. Upon satisfaction of all conditions to Buyer's obligation to purchase the Purchased Assets, Buyer will have the funds necessary to pay the Purchase Price.

        3.04 HSR Matters. Buyer shall notify Seller within three days hereof as to whether the transactions contemplated by this Agreement require the parties hereto to file a Notification and Report Form pursuant to the HSR Act. In the event that Buyer notifies Seller that no such filing is necessary, Buyer hereby represents and warrants that as of the Closing Buyer (i) is its own "ultimate parent entity," as such term is defined under the Premerger Notification Rules (the "Rules") to the HSR Act and (ii) (x) had annual net sales of less than $10,000,000 and (y) has less than $10,000,000 in total assets, each as determined in accordance with Section 801.11 of the Rules to the HSR Act.

        3.05 Litigation. There is no litigation pending (a) against Buyer in connection with the conduct of its business which, if adversely determined, would materially and adversely affect the business or financial condition of Buyer or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV.

                               COVENANTS OF SELLER

        Seller hereby covenants and agrees with Buyer as follows:

        4.01 Cooperation. Subject to the terms and conditions herein provided, Seller agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with Buyer in connection with the foregoing, including using its reasonable best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to any Assumed Contract and any other material agreements, leases and contracts included in the Purchased Assets; (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, including the Approval Order; (iii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby (including, at Buyer's request, to defend any lawsuit brought against Buyer that threatens to enjoin, restrain or adversely affect the ability of the parties to consummate the transactions contemplated hereby); (iv) to effect all necessary registrations, filings and submissions of information requested by governmental authorities; (v) to fulfill all conditions to this Agreement; and
(vi) to provide Buyer promptly with all information and assistance with respect to the foregoing and the Purchased Assets as Buyer may reasonably request, in writing or otherwise. Without limiting the foregoing, on the Closing Date or as promptly as reasonably practicable thereafter, Seller will execute and deliver to Buyer all applications for transfer of trademark registrations and other documents reasonably requested by Buyer to effectuate the unconditional transfer of the Intellectual Property upon the Closing Date, free and clear of all Liens subject, in the case of the Intellectual Property, to licenses granted pursuant to the agreements set forth on Schedule 2.04 to this Agreement that may exist on the Closing Date, and will waive any other right, title and interest of Seller in and to the Intellectual Property. Effective upon the Closing Date, Seller will and does hereby grant to Buyer an exclusive, irrevocable, worldwide, fully-paid, royalty-free right and license to exercise all rights in and to the Intellectual Property to permit Buyer's full enjoyment of its ownership rights during the period before Buyer becomes the record owner, and while Seller is the record owner, of the applicable Intellectual Property, which license shall be for the benefit of Buyer, its licensees, successors and assigns. Upon the Closing Date, Seller shall execute and deliver to Buyer such documents as Buyer may reasonably request to effect the foregoing. Effective as of the Closing Date, Seller grants to Buyer an irrevocable power of attorney, with full power of substitution, with respect to the Intellectual Property. Upon the Closing Date, Seller agrees to execute in favor of Buyer or its designee a specific irrevocable power of attorney with full power of substitution, in form and substance satisfactory to Buyer, to record the assignment of the Intellectual Property from Seller to Buyer. In furtherance of the foregoing, to the extent that Seller is unable to transfer right, title and interest in and to any Assumed Contract to Buyer on the Closing Date, Seller agrees, to the extent permitted by law, to provide Buyer with the benefits of any such Assumed Contract, provided, however, that Buyer agrees to perform the Assumed Obligations, if any, in respect thereof and provided further that the provision to Buyer of such benefits shall not relieve Seller of (i) its obligations to obtain any required consents hereunder nor (ii) such consequences as may be provided for hereunder for failure to obtain such consents.

        4.02 Court Approval. (a) Prior to Closing, the sale of the Purchased Assets to Buyer pursuant to this Agreement and the other transactions contemplated by this Agreement shall have been approved by the Bankruptcy Court pursuant to sections 105, 363, 365 and 1146(c) of the Bankruptcy Code, pursuant to an order in substantially the form attached hereto as Exhibit D (with no modifications or changes except those approved by Buyer and Seller, the "Approval Order"), and the Approval Order shall have become a Final Order. Buyer and Seller agree to use reasonable efforts to cause the Bankruptcy Court to enter the Approval Order. Promptly following entry of the Approval Order, Seller shall serve such entered Approval Order to all parties to the Assumed Contracts.

               (b) For purposes of this Agreement, (i) a Final Order means an order or a judgment entered by the Bankruptcy Court (x) that has not been reversed, stayed, modified or amended, (y) as to which no appeal or petition for review or motion for rehearing or reargument has been taken or has been made, and (z) as to which the time for filing a notice of appeal, a petition for review or a motion for reargument or rehearing has expired, (ii) "Liens" means all title defects or objections, mortgages, deeds of trust, liens, claims, charges, pledges, security interests, obligations, interests or other encumbrances of any nature whatsoever, whether domestic or foreign; provided, however, that any claims, credits, obligations, charges or similar rights of customers of Seller that offset or reduce any Accounts Receivable relating to such customers shall not constitute "Liens" on such Accounts Receivable.

               (c) Seller shall cooperate reasonably with Buyer and its representatives in connection with the Approval Order and the bankruptcy proceedings in connection therewith. Seller further covenants and agrees that if the Approval Order is entered the terms of any plan submitted by Seller to the Bankruptcy Court for confirmation shall not conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement and the rights of Buyer hereunder, or in any way prevent or interfere with the consummation or performance of the transactions contemplated by this Agreement including any transaction that is contemplated by or approved pursuant to the Approval Order.

               (d) If the Approval Order or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Seller agrees to take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and Buyer agrees to cooperate in such efforts, and each party hereto agrees to use its reasonable efforts to obtain an expedited resolution of such appeal; provided, however, that nothing herein shall preclude the parties hereto from consummating the transactions contemplated herein if the Approval Order shall have been entered and has not been stayed and Buyer, in its sole discretion, waives in writing the requirement that the Approval Order be a Final Order.

        4.03   Conduct of Business.

               (a) Between the date hereof and the Closing Date, Seller will use its commercially reasonable efforts to preserve, protect, and maintain the Purchased Assets, and to operate its business in the same manner it currently operates. Seller will not harm the Purchased Assets and will not take any action that will materially adversely affect the Assumed Contracts. Seller shall (i) maintain the Inventory in all material respects in the manner in which it has been maintained during the fifteen-month period immediately prior to the date hereof and (ii) comply in all material respects with all provisions of any Assumed Contract. Without limiting the foregoing, Seller shall conduct its business diligently and in the ordinary and normal course and consistent with past practice (including using its commercially reasonable efforts to preserve beneficial relationships with distributors, agents, lessors, suppliers and customers).

               (b) Seller shall not engage in any transaction relating to the purchase or sale of goods, inventories, capital expenditures, marketing programs or other operating or production items or accounts receivable, from the date hereof until the Closing other than: (i) transactions in the ordinary course of business or (ii) transactions not objected to by Buyer. For the purposes of this
Section 4.03, (A) any transaction involving the sale of excess, close-out or obsolete goods in excess of $25,000, (B) any transaction involving the sale of goods at or below cost (other than transactions involving the sale of excess, close-out or obsolete goods of less than $25,000 in the aggregate) or (C) any commitment or expenditure exceeding $25,000 (excluding payroll expenditures) shall be deemed to be outside the ordinary course of business. Buyer shall communicate to Seller the names of one or more representatives of Buyer who shall be "Designated Representatives" and as such shall be authorized to object to transactions outside the ordinary course of business. Seller shall notify the Designated Representatives of each transaction outside the ordinary course of business, and Buyer shall notify Seller of any objection to such transaction as soon as reasonably practicable, but in no event more than two (2) business days following receipt of notice of such proposed transaction. If Seller has not received notice of an objection to any such transaction within such two (2) business day period, Seller may assume Buyer does not object to such transaction.

               (c) Without limiting the generality of the foregoing and except as approved by Buyer or otherwise expressly provided in this Agreement, during the period from the date hereof through the Closing Date, Seller shall not:

                      (i) sell, transfer, license or otherwise dispose of, or
               agree to sell, transfer, license or otherwise dispose of, any Purchased Assets, except in the ordinary and normal course of business consistent with industry practice, including, without limitation, fulfilling customer orders prior to normal shipment periods inconsistent with industry practices (which industry practices shall include seasonality requirements);

                      (ii) modify, waive or accelerate or delay collection of
               accounts receivable in advance of or beyond their regular due dates or the dates when the same would otherwise have been collected other than with respect to accounts receivable not exceeding $5,000 and otherwise in the ordinary course of business;

                      (iii) enter into any new agreements that would be included in Assumed Contracts, or amend or alter in any material way any existing Assumed Contracts;

                      (iv) take any action the taking of which, or omit to take
               any action the omission of which, would cause any of the representations and warranties contained in Article II to fail to be true and correct in all material respects as of the Closing as though made at and as of the Closing; or

                      (v) agree to do any of the foregoing.

        4.04   Disclosure Supplements.

               (a) From time to time prior to the Closing, Seller shall promptly supplement or amend the disclosures contained in the Schedules or Exhibits with respect to any matter: (i) which may arise hereafter and which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described therein; or (ii) which makes it necessary to correct any information in the Schedules or Exhibits or in any representation and warranty of Sellers which has been rendered inaccurate thereby. No supplement or amendment to the Schedules or Exhibits or any delivery of Schedules after the date hereof, unless expressly consented in writing by Buyer, shall be deemed to cure any breach of any representation or warranty made in this Agreement, or modify, affect or diminish Buyer's right to terminate this Agreement pursuant to
Section 8.01(c).

               (b) During the period from the date hereof to the Closing, Seller shall promptly: (i) furnish or make available to Buyer copies of all financial or other reports relating to the Purchased Assets as soon as they become available, all certified by a duly authorized officer of Seller that such financial statements were generated in the ordinary course of business consistent with past accounting or past applicable operational reporting practices; and (ii) notify Buyer of the occurrence of any event having a Material Adverse Effect.

        4.05 Closing. Seller shall use its reasonable best efforts to cause the conditions set forth in Article VI to be satisfied by the Closing Date, including undertaking such measures as may be appropriate, including written notice letters, required to obtain the necessary consents.

        4.06 Confidentiality. If the Closing does not occur, Seller will maintain in confidence all information relating to Buyer furnished to it by Buyer, or any agents of Buyer, including information concerning the businesses, financial condition or stockholders of Buyer, and will not disclose such information to others, or use such information for any purpose unless and until such information is or becomes in the public domain by reason other than disclosure by Seller, except as such information may be required to be disclosed by Seller under applicable law or which has previously been made public. If this Agreement is terminated, Seller shall return all confidential information received from Buyer and all copies and summaries thereof.

        4.07 Transitional Arrangements Agreement. At the Closing, Seller and Buyer shall execute and deliver a Transitional Arrangements Agreement, in substantially the form of Exhibit E hereto.

        4.08 Further Assurances. At any time or from time to time after the Closing Date, Seller shall execute and deliver any further instruments or documents, and take all such further action as Buyer may request, including procuring assurance and cooperation from Seller's officers and employees, in order to transfer to and vest in Buyer all of Seller's right, title and interest in and to the Purchased Assets, including using its best efforts, at Buyer's expense, to assist and cooperate with Buyer in Buyer's preparation and filing of documents relating to the transfer of the Intellectual Property. In the event that Seller fails to promptly execute and deliver any such instruments or documents reasonably requested by Buyer, Seller hereby irrevocably appoints Buyer as its power-of-attorney, effective only upon the Closing, with full right of substitution for the purpose of executing such documents. This power of attorney shall be for the benefit of Buyer, its licensees, successors and assigns.

        4.09 Inspection. For all periods prior to the Closing, Seller agrees to grant Buyer full and complete access to all of its properties at any time and to its customers, vendors and suppliers during normal business hours and upon reasonable notice from Buyer and to cooperate with any request of Buyer to permit Buyer to inspect or review any location owned or leased by Seller, including the making available of such personnel of Seller as Buyer may reasonably request. At Buyer's discretion, Buyer may arrange for its employees, officers, accountants and attorneys to visit and inspect any such location and to review any all documentation pertaining to the Purchased Assets. Without limiting the foregoing, Seller agrees to make available to Buyer or its auditors or attorneys, and to provide full and complete access to, for inspection and copying, documentation relating to any of the following:

               (a) All financial records for the last five years including accounts receivable, accounts payable, capital spending, income statements, balance sheets, accounting work papers, tax files, all agreements for the past three years with any financial institution with whom Seller has had dealings;

               (b) Employee records for the past three years of full and part-time employees and contract employee, including salary information and employment contracts and all agreements with outside organizations providing labor or employment services to Seller; provided, however, that employee records shall in no event include employee medical records or any other information reasonably determined by Seller to be of a confidential nature;

               (c) All records, including order and payment histories, of the customers and vendors of Seller's subsidiaries and the names and contact numbers of all managers and other employees of such subsidiaries;

               (d) All Assumed Contracts, including purchase orders;

               (e) Records of all transfers of Inventory and goods in connection with the closing of Seller's manufacturing facilities and retail locations;

               (f) all documentation pertaining to any investigation, institution, settlement or agreement to settle any litigation, action or proceeding before any governmental entity in connection with the businesses of Seller, including under the Foreign Corrupt Practices Act, for five years prior to the Closing; and

               (g) reasonable access to employees for the purposes of conducting interviews; provided, however, that Buyer shall give Seller reasonable advance notice thereof to Buyer.

        4.10 Maintain Insurance. Seller shall maintain insurance coverage sufficient to protect its business and the Purchased Assets.

        4.11 Maintenance of, and Access to, Records. After the Closing Date, Seller shall provide Buyer with access (with an opportunity to make copies), during normal business hours, and upon reasonable notice, to any records relating to the Purchased Assets and Assumed Obligations. Seller shall preserve and maintain any books and records relating to the Purchased Assets that are not otherwise provided to Buyer for at least two years after the Closing Date.

        4.12 Accounts Receivable. In the event that Seller receives any payment relating to any Account Receivable outstanding on or after the Closing Date, such payment shall be the property of Buyer. Seller will promptly endorse and deliver to Buyer any cash, checks or other documents received by it on account of any such Accounts Receivable. Seller shall advise Buyer (promptly following its becoming aware thereof) of any counterclaims or set-offs that may arise subsequent to the Closing Date with respect to any Account Receivable.

        4.13 Consents. Following the Closing, Seller shall use its best efforts to obtain all necessary consents of third parties to those contracts that but for obtaining such consent would have been Assumed Contracts transferred to Buyer on the Closing Date. Immediately after obtaining any required consents, Seller agrees to take all necessary action to assign such contracts to Buyer, including the execution and delivery to Buyer of instruments of assignment in form and substance reasonably satisfactory to Buyer and its counsel.

        4.14 Specific Enforcement of Covenants. Seller acknowledges that irreparable damage would occur in the event that any of the covenants and agreements of Seller set forth in Article IV of this Agreement were not timely performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer shall be entitled to an injunction or injunctions to prevent or cure any breach of such covenants and agreements of Seller and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which it may be entitled at law or in equity or under the terms of this Agreement.

        4.15 Acquisition Proposals. Between the date hereof and the Closing, Seller shall not, directly or indirectly, (a) take any action to solicit, initiate submission of or knowingly encourage any Acquisition Proposal or (b) participate in any substantive discussions or negotiations regarding an Acquisition Proposal with anyone, except in the case of each of the foregoing for Acquisition Proposals by or on behalf of Buyer or its affiliates. During such period, Seller shall promptly notify Buyer upon receipt of any indication of interest or any offer with respect to an Acquisition Proposal. For purposes hereof, an "Acquisition Proposal" shall include any proposal for any acquisition or purchase by anyone of all or a portion of the Purchased Assets or any equity interest in Seller or any of its subsidiaries, of any merger or business combination with, or any acquisition of, Seller or any of its subsidiaries. If, after the entry of the Approval Order, Seller enters into a written agreement to accept any Acquisition Proposal, Seller shall, in addition to returning Buyer's Deposit (together with any interest), promptly reimburse Buyer for all of Buyer's expenses incurred in connection with preparing its Bid, its investigation of Seller and its negotiation and preparation of this Agreement, including the fees and expenses of Buyer's attorneys, accountants and advisors, such reimbursement being in addition to any other remedy to which Buyer may be entitled at law or in equity or under the terms of this Agreement. Notwithstanding anything herein to the contrary, until the Bankruptcy Court enters the Approval Order Seller may (and may authorize and/or permit any of its officers, directors, employees, attorneys, agents or representatives to) furnish information with respect to Seller to any person or persons making an unsolicited proposal or inquiry and shall notify Buyer in writing of any such proposal or inquiry.

                                   ARTICLE V.

                               COVENANTS OF BUYER

        Buyer hereby covenants and agrees with Seller as follows:

        5.01 Cooperation. Subject to the terms and conditions herein provided, Buyer agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with Seller in connection with the foregoing, including using its reasonable best efforts (i) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations required to be obtained by Buyer; (ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of Buyer to consummate the transactions contemplated hereby; (iii) to effect all necessary registrations, filings and submissions of information requested of Buyer by governmental authorities; (iv) to fulfill all conditions to this Agreement capable of being fulfilled by Buyer; and (v) to provide Seller promptly with all information and assistance with respect to the foregoing, including obtaining the Approval Order, as Seller may reasonably request, in writing or otherwise.

        5.02 Confidentiality. Buyer agrees that if the Closing does not occur, it will maintain in confidence all information relating to Seller furnished to it by Seller, or any agents of Seller, including information concerning Seller's business, the Purchased Assets, the liabilities of Seller related to the business and the financial condition of Seller, and will not disclose such information to others, or use such information for any purpose unless and until such information is in or enters the public domain by reason other than disclosure by Buyer, except as such information may be required to be disclosed by Buyer under applicable law. If this Agreement is terminated, Buyer shall return all confidential information received from Seller and all copies and summaries thereof.

        5.03 Employees. Buyer may consider making an offer of employment to certain current or former employees of Seller, upon such terms, and with compensation and benefits as Buyer may determine in its sole discretion.

        5.04 Shipped Inventory Matters. Set forth on Schedule 5.04 is a form of letter sent to the Finished Goods Suppliers listed thereon requesting that such Finished Goods Suppliers ship inventory to Seller without letters of credit to secure the purchase of such inventory. Buyer hereby acknowledges such letters and agrees to purchase such inventory from such Finished Goods Suppliers following the Closing so long as such inventory conforms to the purchase orders placed by Seller in respect thereof.

                                   ARTICLE VI.

                        CONDITIONS TO BUYER'S OBLIGATIONS

        The obligations of Buyer to purchase the Purchased Assets shall be subject to the satisfaction on or prior to Closing of all of the following conditions:

        6.01 Covenants. Seller shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to Closing.

        6.02 Representations and Warranties True. All representations and warranties of Seller in this Agreement or in any Exhibit or Schedule delivered pursuant to this Agreement shall be true, complete and correct on the Closing Date, except for such failures to be true, complete and correct as would not, individually or in the aggregate, have a Material Adverse Effect.

        6.03 Delivery of Certificates. Buyer shall have received a certificate or certificates, dated as of the Closing Date, executed by a duly authorized executive of Seller certifying, without personal liability on the part of the officer executing the same, in such detail as Buyer may reasonably request that the conditions specified in Sections 6.01 and 6.02 hereof have been fulfilled.

        6.04 Instruments of Transfer. Buyer shall have received a bill of sale and such other duly executed instruments of transfer, conveyance, and assignment, duly executed by an authorized officer of Seller, in form and substance reasonably satisfactory to Buyer and its counsel, as is necessary or desirable to effect the transfers, conveyances, and assignments to Buyer of the Purchased Assets as contemplated by this Agreement.

        6.05 Consents. Except for consents identified on Schedules 2.03(f)(i) and 2.03(f)(ii), all requisite third party consents and estoppels shall have been obtained and shall be in full force and effect except where the failure to have obtained such consents or estoppels would not have a Material Adverse Effect. For the purposes of this Section 6.05, the failure to obtain any consent or estoppel related to Assumed Contracts which, individually or in the aggregate, account for payments to Seller in excess of $500,000 per year, shall be deemed to have a Material Adverse Effect.

        6.06 Approval Order. The Approval Order shall have been entered by the Bankruptcy Court.

        6.07 HSR Waiting Period. The waiting period under the HSR Act shall have expired or terminated, if applicable.

        6.08 Injunction. No court or governmental body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and (i) restrains, enjoins or otherwise prohibits the consummation of the transaction contemplated hereby or (ii) would materially adversely affect the value of the Purchased Assets, and no governmental body shall have instituted any proceeding therefor.

        6.09 Material Adverse Change. Since February 1, 2001 there shall have occurred no change, or discovery of a condition or occurrence of any event which would reasonably be expected to result in a Material Adverse Effect.

        6.10 Ancillary Agreements. Seller shall have executed and delivered the Post Closing Escrow Agreement and the Transitional Arrangements Agreement.

                                  ARTICLE VII.

                       CONDITIONS TO SELLER'S OBLIGATIONS

        The obligations of Seller to sell the Purchased Assets shall be subject to the satisfaction on or prior to Closing of all of the following conditions:

        7.01 Covenants of Buyer. Buyer shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to Closing.

        7.02 Representations and Warranties True. All representations and warranties of Buyer in this Agreement shall be true and correct on the Closing Date.

        7.03 Delivery of Certificates. Seller shall have received a certificate or certificates, dated as of the Closing Date, executed by a duly authorized executive of Buyer certifying, without personal liability on the part of the officer executing the same, in such detail as Seller may reasonably request that the conditions specified in Sections 7.01 and 7.02 hereof have been fulfilled.

        7.04 Instruments of Assumption. Seller shall have received duly executed instruments of assumption of the Assumed Obligations, duly executed by an authorized officer of Buyer, in form and substance reasonably satisfactory to Seller and its counsel, as is necessary or desirable to effect the assumption by Buyer of the Assumed Contracts as contemplated by this Agreement.

        7.05 Tender of Purchase Price. Buyer shall have tendered the Purchase Price.

        7.06 Approval Order. The Approval Order shall have been entered by the Bankruptcy Court and shall have become a Final Order.

        7.07 HSR Waiting Period. The waiting period under the HSR Act shall have expired or terminated, if applicable.

        7.08 Injunction. No court or governmental body of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the transaction contemplated hereby, and no governmental body shall have instituted any proceeding therefor.

        7.09 Further Action. All actions, consents, approvals (temporary or permanent), authorizations, exemptions and waivers from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been duly obtained, (except for such actions, consents, approvals, authorizations, exemptions and waivers of non-governmental third parties, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

        7.10 Ancillary Agreements. Buyer shall have executed and delivered the Post Closing Escrow Agreement and the Transitional Arrangements Agreement.

                                  ARTICLE VIII.

                          TERMINATION PRIOR TO CLOSING

        8.01   Termination.  This Agreement may be terminated:

               (a) By the mutual written consent of Buyer and Seller;

               (b) By either Buyer or Seller in writing, if the Closing does not occur by April 30, 2001 provided that neither Buyer nor Seller may terminate this Agreement pursuant to this clause (b) if the Closing shall not have been consummated within such time period by reason of the failure of such party to perform in all material respects any of its covenants or agreements contained in this Agreement;

               (c) By either Seller or Buyer in writing, without liability to the terminating party (provided the terminating party is not otherwise in material default or in breach of this Agreement) if there has been a material misrepresentation or material breach of this Agreement by the other party which is not cured within fifteen (15) days after such party has been notified in writing of such breach and the intent to terminate this Agreement pursuant to this clause 8.01(c); or

               (d) By Buyer by not later than April 20, 2001 if the Bankruptcy Court does not enter the Approval Order by April 13, 2001.

        8.02 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder, except for Seller's obligations under Section 4.06 and Buyer's obligations under
Section 5.02 hereof, except that (a) in the event of a termination under Section 8.01(c) by Seller, the Deposit shall be paid to Seller as liquidated damages, which liquidated damages shall be the sole and exclusive remedy of Seller as a result of such termination, or (b) in the event of a termination under Section 8.01(c) by Buyer, Buyer shall retain all its rights in law and in equity; provided, however, that Buyer hereby agrees that Seller shall have no liability to Buyer in excess of $5,000,000 as a result of any termination of this Agreement. Buyer acknowledges that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Seller would not enter into this Agreement.

        8.03 Return of Deposit to Buyer. Upon the termination by either party of this Agreement pursuant to Section 8.01(a) or (b) or upon the termination by Buyer of this Agreement pursuant to Section 8.01(c), the Escrow Agent shall pay the Deposit (together with any earned interest) to Buyer.

                                   ARTICLE IX.

                                 INDEMNIFICATION

        9.01   Survival.

        The representations and warranties of Seller with respect to Sections
2.07 (Inventory) and 2.12 (Accounts Receivable) will survive the Closing and shall expire 90 days after the Closing Date. The representations and warranties of Seller with respect to Sections 2.03 (Assumed Contracts), 2.04 (Intellectual Property), 2.05 (Title) and 2.13 (Software) shall survive for 6 months after Closing. The representations and warranties of Buyer with respect to Section
3.04 (HSR Matters) shall survive for 6 months after Closing. No other representations or warranties of Buyer or Seller shall survive Closing. Following the Closing, the right to indemnification based on representations, warranties, covenants and obligations in this Agreement as set forth in this Article IX shall be the sole remedy of the parties hereto and will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification based on such representations, warranties, covenants and obligations.

        9.02   Indemnification by Seller

        From and after the Closing, Seller hereby agrees to indemnify, defend and hold Buyer and its officers, directors, agents and employees (the "Buyer Indemnified Parties"), harmless from, against and in respect of any and all losses, claims, suits, actions, proceedings, awards, judgments, settlements, fines, penalties, liabilities, obligations, damages, deficiencies, costs or expenses (including reasonable expenses of investigation and attorneys' fees) net of any insurance proceeds and tax benefits if, as and when received, in either case to which such Buyer Indemnified Party is entitled by virtue of any of the foregoing (collectively "Claims") arising out of or resulting from:

                      (i) any breach of a covenant or misrepresentation by
               Seller of a representation or warranty which expressly survives Closing pursuant to Section 9.1 hereof;

                      (ii) any liability for Taxes incurred on or before the
               Closing Date;

                      (iii) the Excluded Assets; and

                      (iv) the Retained Liabilities.

        9.03   Indemnification by Buyer

        From and after the Closing, Buyer hereby agrees to indemnify, defend and hold harmless Seller and its officers, directors, agents and employees (the "Seller Indemnified Parties") from, against and in respect of any and all Claims arising out of or resulting from (i) any breach of any warranty or misrepresentation by Buyer or the breach or nonperformance of any covenant, agreement or obligation to be performed on the part of Buyer under this Agreement, or in any closing certificate contemplated hereby or in any Schedule hereto, (ii) any Assumed Obligations and (iii) except for the Retained Liabilities and the Excluded Assets, the use of the Purchased Assets after the Closing Date.

        9.04   Limitations

               (a) Notwithstanding anything contained in this Agreement to the contrary, neither party shall be liable for any amounts for which an Indemnified Party (as defined below) is otherwise entitled to indemnification in connection with the breach or inaccuracy of any representation or warranty or any breach of any covenant contained herein until the aggregate amount for which such Indemnified Party is entitled to indemnification with respect to all such Claims for indemnification in the aggregate exceeds One Million Dollars ($1,000,000) (the "Threshold"), at which time such party shall be liable for any such excess. In determining the foregoing Threshold and in otherwise determining the amount to which the Indemnified Party is entitled to assert a claim for indemnification pursuant to this Article IX, only actual losses shall be considered. The Threshold shall not apply (i) with respect to Buyer's claims hereunder, as to any Claims related to
(A) the Excluded Assets, (B) the Retained Liabilities or (C) any breach or inaccuracy of any representation or warranty relating to Sections 2.07 (Inventory) and 2.12 (Accounts Receivable) and (ii) with respect to Seller's claims hereunder, as to any Claims related to the payment of all amounts due to Seller pursuant to Sections 1.05 (Payment of Purchase Price) and 1.05 (Post-Closing Adjustment). The Threshold shall not apply as to any Claims arising from fraud committed by the Indemnifying Party against the Indemnified Party with respect to the transactions contemplated under this Agreement. The parties hereto waive as against each other any claim to consequential, special, exemplary or punitive damages except to the extent consequential, special, exemplary or punitive damages are awarded to a third person against an Indemnified Party in circumstances in which such Indemnified Party is entitled to indemnification hereunder such consequential, special, exemplary or punitive damages so awarded shall be payable to such Indemnified Party hereunder.

               (b) Notwithstanding anything to the contrary contained in this
Article IX, the amount for which Buyer shall be entitled to, and Seller liable for, indemnification hereunder shall not exceed the following: (i) the aggregate amount recoverable from Seller for indemnification claims arising from the representations and warranties of Seller with respect to Sections 2.07 (Inventory) and 2.12 (Accounts Receivable) shall not exceed the excess of $25,000,000 over the Downward Adjustment Amount and (ii) the aggregate amount recoverable from Seller for indemnification claims arising from the breach of any covenant by Seller or the representations and warranties of Seller with respect to Sections 2.03 (Assumed Contracts), 2.04 (Intellectual Property), 2.05 (Title) and 2.13 (Software) shall not exceed $5,000,000. Indemnification claims arising from the representations and warranties of Seller with respect to Sections 2.07 (Inventory) and 2.12 (Accounts Receivable) shall be satisfied first from the Accounts Receivable/Inventory Holdback Amount and, to the extent the Accounts Receivable/Inventory Holdback Amount is insufficient to cover any such claims (subject to the maximum allowable amounts set forth in the preceding sentence), Seller agrees to satisfy any such claims. Indemnification claims arising from the representations and warranties of Seller with respect to Sections 2.03 (Assumed Contracts) and 2.04 (Intellectual Property), 2.05 (Title) and 2.13 (Software) shall be satisfied solely from the Escrow Amount. Seller and Buyer agree that under no circumstances shall the Escrow Agent release any of the Escrow Amount to Buyer to satisfy any amounts owed to Buyer in respect of any indemnification claims arising from the representations and warranties of Seller with respect to Sections 2.07 (Inventory) and 2.12 (Accounts Receivable). Notwithstanding the foregoing, if Seller has not paid any amounts due to Buyer on account of an undisputed Downward Adjustment Amount pursuant to Section 1.05 hereof, Seller agrees to use any funds remaining in the Escrow Amount immediately prior to its release to Seller, towards the satisfaction of each unpaid Downward Adjustment.

               (c) The obligation of Seller to indemnify Buyer in connection with the representations and warranties of Seller contained in Sections 2.07 (Inventory) and 2.12 (Accounts Receivable) shall terminate on the later of (i) ninety (90) days following the Closing or (ii) fifteen (15) days following the resolution of any dispute relating to the Audit. The obligation of Seller to indemnify Buyer in connection with the representations and warranties of Seller contained in Sections 2.03 (Assumed Contracts), 2.04 (Intellectual Property),
2.05 (Title) and 2.13 (Software) shall terminate 6 months after the Closing Date. Notwithstanding the foregoing, the respective indemnification obligations of the parties hereunder shall not expire with respect to any Claim brought within such specified time periods until the indemnification obligation, if any, with respect to such Claim shall have been finally determined and paid.

        9.05   Indemnification Procedure

        In any case under this Agreement where Seller has indemnified a Buyer Indemnified Party or Buyer has indemnified a Seller Indemnified Party (the indemnifying party hereinafter the "Indemnifying Party" and the party entitled to indemnification hereinafter the "Indemnified Party") against any Claim, indemnification shall be conditioned on compliance with the procedure and shall be subject to the limitations outlined below:

               (a) Provided that prompt notice is given of a Claim for which indemnification might be claimed under this Article IX, unless the failure to provide such notice does not actually and materially prejudice the interests of the Indemnifying Party, the Indemnifying Party promptly will defend, contest, or otherwise protect against any such Claim at its own cost and expense. Such notice shall describe the Claim in reasonable detail and shall indicate the amount (estimated, if necessary) of the loss that has been or may be suffered by an Indemnified Party.

               (b) An Indemnified Party may, but will not be obligated to, participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless such Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter, provided that the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and provided further that such Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

               (c) In the event the Indemnifying Party fails to timely defend, contest, or otherwise protect against any such Claim, an Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any reasonable compromise or settlement thereof and recover (subject to the limitations set forth in Section 9.04) the entire costs thereof from the Indemnifying Party, including reasonable attorneys' fees, disbursements and all amounts paid as a result of such Claim or the compromise or settlement thereof; provided, however, that (i) an Indemnified Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnifying Party if such settlement includes a complete release of the Indemnifying Party as to the matters in dispute and provided further that the Indemnifying Party will not unreasonably withhold consent to any settlement or compromise that requires its consent and (ii) if the Indemnifying Party subsequently undertakes the defense of such matter, an Indemnified Party shall be entitled to recover from the Indemnifying Party only those costs incurred in the defense prior to such time the Indemnifying Party undertakes the defense of such matter together with the reasonable costs of providing assistance.

               (d) The Indemnified Parties shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder. The Indemnified Parties shall take commercially reasonable steps to protect its position with respect to any matter that may be the subject of indemnification hereunder in the same manner as it would any similar matter where no indemnification is available.

                                   ARTICLE X.

                                  MISCELLANEOUS

        10.01 Entire Agreement. This Agreement (including the attached Schedules) constitutes the sole understanding of the parties with respect to the subject matter hereof. Matters disclosed by Seller to Buyer pursuant to any Article of this Agreement shall be deemed to be disclosed with respect to all Articles of this Agreement. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

        10.02 Use of Names. Effective upon the Closing, Seller shall have no right to use the "Converse" name and any of the Trademarks and other Intellectual Property acquired by Buyer and Seller shall take all necessary and appropriate steps to avoid the use of such names or variants thereof; provided, however, that (a) Seller shall have the right to use the name "Converse" in connection with the Bankruptcy Case and (b) Buyer grants Seller the limited right, for a period not to exceed 120 days after the Closing, to use the name "Converse" or variants thereof in connection with the orderly sale of its remaining assets, so long as such use does not interfere with the operation of Buyer's business and its use of the Purchased Assets. At any time following the Closing when Seller has any rights to use the name "Converse" pursuant to the proviso contained in the foregoing sentence, Seller agrees to take necessary steps to avoid any confusion over the ownership of the "Converse" name. Subject to the foregoing, at the Closing, Seller shall take all actions necessary to (i) change its name in accordance with this paragraph, and (ii) execute such documents as are necessary to permit Buyer to utilize the "Converse" name in its corporate name.

        10.03 Successors and Assigns. This Agreement may not be assigned by either Buyer or Seller without the prior written consent of the other party hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force or effect. If this Agreement is assigned with such consent, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns. Notwithstanding the provisions of this Section 10.03, Buyer may assign its rights and obligations under this Agreement to any subsidiary of Buyer, without the prior written consent of Seller provided that Buyer shall remain obligated to pay the Purchase Price.

        10.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes by deemed to be an original and all of which shall constitute the same instrument.

        10.05 Headings, Interpretation. The headings of the Articles and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof. For purposes of this Agreement, the words "include", "includes" or "including" shall be deemed to incorporate and be followed by the phrase "without limitation."

        10.06 Modification and Waiver. At any time prior to the Closing Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party.

        10.07 Expenses, etc. Except as specifically provided herein, each of Seller and Buyer shall pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own consultants, accountants, and counsel. Each party shall bear the expenses of any finder, broker, agent or other intermediary who may have acted for or on behalf of Buyer or Seller in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

        10.08 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by hand, transmitted via facsimile or sent via nationally recognized overnight courier (receipt confirmed) addressed

        IF TO SELLER TO:

        Converse Inc.
        One Fordham Road
        North Reading, MA  01864
        Attention:  Glenn N. Rupp and Jack Green, Esq.
        Facsimile:  978-664-7529/7579

        with a copy to:

        Willkie Farr & Gallagher
        787 Seventh Avenue
        New York, NY  10019
        Attention:  Myron Trepper, Esq.
                    Michael J. Kelly, Esq.
        Facsimile:  212-728-8111

        IF TO BUYER TO:

        c/o Cre-8-net Ventures
        591 Redwood Highway
        Suite 2180
        Mill Valley, CA  94941
        Attention:  Mr. Marsden S. Cason, President
        Facsimile:  415-383-7698

        with a copy to:

        Arnold & Porter
        555 Twelfth Street N.W.
        Washington, D.C. 20004-1206
        Attention:  Robert Ott, Esq.
        Facsimile:  (202) 942-5999

        and

        Stutman, Treister & Glatt
        3699 Wilshire Boulevard
        Suite 900
        Los Angeles, CA 90010-2739
        Attention:  Robert A Greenfield
                    Ronald L. Fein
        Facsimile:  (213) 251-5288


Any notice which is delivered in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder) or at such time as delivery is refused by the addressee upon presentation.

        10.09 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without reference to its conflicts of laws principles.

        10.10 Announcements. From the date hereof until the Closing Date, Seller and Buyer shall afford each other the opportunity to review in advance any public announcements, including those to either party's employees, of the transaction contemplated by this Agreement. For all periods prior to Closing, no public announcement shall be made without such prior review and the consent of the other party to the form of the public announcement, such consent not to be unreasonably withheld. However, prior review and consent of the other party shall not be required with respect to any legally required communication either to a party's employees or otherwise.

        10.11 Compliance with Bulk Sales Laws. Buyer and Seller hereby waive compliance by Buyer and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

        10.12 Binding Nature of Agreement. This Agreement shall not be binding on Seller unless and until the Approval Order is entered.

        10.13 Seller's Knowledge. As used in this Agreement, the term "Seller's knowledge" refers to the actual knowledge of Glenn Rupp, Herbert Rothstein, Alistair Thorburn, Jack Green, James Lawlor, Robert Sharp, Steven Dodge, Laura Kelley and James Faulkner.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



CONVERSE INC.



By:  /s/Glenn N. Rupp
     --------------------------------------------
     Title:  Chairman and Chief Executive Officer




FOOTWEAR ACQUISITION, INC.



By:  /s/Marsden S. Cason
     --------------------------------------------
     Title: President

                                    EXHIBIT F

                        SOURCING RIGHTS LETTER AGREEMENT

                                                                   EXHIBIT 10.21

                           FOOTWEAR ACQUISITION, INC.
                         591 Redwood Highway, Suite 2180
                          Mill Valley, California 94941
                                       USA

                                                                   April 5, 2001

UNION OVERSEAS HOLDINGS LIMITED


            Re: Sourcing Rights with Union Overseas Holdings Limited

Dear Sirs:

      We refer to the Stock and Note Purchase Agreement between Footwear Acquisition Inc. ("Footwear"), yourselves ("UOHL") and certain other stockholders identified therein dated April 5, 2001 (the "SPA") and the related Investors Rights Agreement between the same parties dated the same date (the "IRA").

      In connection with our purchase of the assets of Converse, Inc. and your purchase of certain of our capital stock pursuant to the SPA, we have agreed to provide certain footwear product sourcing rights as set forth below, and accordingly, the parties acknowledge and agree as follows:

      1. All capitalized terms used but not otherwise defined herein shall have the same meanings as are ascribed thereto in the SPA or the IRA, as indicated below.

      2. The terms of this Letter Agreement shall become effective immediately prior to the closing under the APA.

      3. If UOHL meets Footwear's good faith requirements as to price, quality and delivery, Footwear will purchase its good faith footwear requirements from UOHL, or any direct or indirect subsidiary of Symphony Holdings Ltd. ("Symphony") or any other corporate Affiliate of Symphony (collectively, the "Manufacturer"). Footwear products for which Manufacturer meets Footwear's good faith requirements as to price, quality and delivery are referred to as "Qualified Products."

      4. With respect to Footwear's requirements for footwear products that are not Qualified Products ("Non-Qualified Products"), Footwear shall in good faith provide (i) to the extent practicable or permitted (based on trade secret and patent limitations) the requirements and specifications for such Non-Qualified Products and (ii) Manufacturer a commercially reasonable opportunity to manufacture a portion of such requirements. To the extent Footwear does not purchase its requirement for Non-Qualified Products from Manufacturer after Manufacturer has requested an opportunity to do so, Footwear shall deliver a good faith written notification to Manufacturer of the basis for such decision.

      5. The price and other terms for Footwear's purchase of products shall be commercially reasonable, taking into account price, other market terms then prevailing and Footwear's good faith requirements.

      6. In respect of Qualified Products, the parties recognize that Footwear may secure alternative second source suppliers on a commercially prudent basis. For example, Footwear may protect against natural disaster and political risks and over-concentration in manufacturing activities with Manufacturer in respect to a specific footwear style. In no event, however, shall Footwear purchase 50% or more of its footwear requirements for Qualified Products from any such second source.

      7. Footwear shall form a research and development operating committee (which shall be maintained to consider Footwear's research and development needs and direction) and Manufacturer shall have the right to designate a representative to serve on such committee.

      8. Within 30 days of the date hereof, the parties shall negotiate in good faith the terms and methods for the (i) placement of orders, (ii) payment for orders, (iii) determination of purchase prices, (iv) shipping methods and (v) such other details as are necessary to carry out the terms of this Letter Agreement.

      9. Each party agrees to carry out in good faith its obligations with respect to this Letter Agreement.

      10. Unless sooner terminated pursuant to the provisions of the second sentence of this paragraph 10, this letter agreement shall continue for seven years from date of the closing under the APA, and shall automatically renew for successive one year terms (each such one year term, a "Renewal Term"), unless one party delivers to the other party notice of nonrenewal at least 180 days prior to the expiration any Renewal Term. Notwithstanding the foregoing, this Letter Agreement shall immediately terminate and be of no further force and effect (i) if UOHL holds less than 50% of the shares of Common Stock it owned immediately following the closing under the SPA, (ii) upon the occurrence of a Change in Control of Footwear (as defined in the IRA), (iii) upon the commencement of a Qualified Initial Public Offering (as defined in the IRA) if such Qualified Initial Public Offering occurs after 42 months after the closing under the APA; or (iv) 42 months after the closing under the APA if such Qualified Initial Public Offering occurs prior to the 42nd month after the closing under the APA.

      11. Miscellaneous

            (a) Any term of this Letter Agreement may be amended or waived only with the written consent of the parties to this Letter Agreement.

            (b) This Letter Agreement shall be governed by the laws of the State of New York.

            (c) All notices, requests and other communications hereunder shall be in writing and shall be delivered in accordance with the SPA.

            (d) This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manners and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                                   FOOTWEAR ACQUISITION, INC.



                                                   By: /s/ William N. Simon
                                                       Name: William N. Simon
                                                       Title: Executive Director



AGREED AND ACCEPTED AS OF THE DATE SET
FORTH ABOVE:

UNION OVERSEAS HOLDINGS LIMITED



By: /s/ Edward D. Sy
    Name: Edward D. Sy
    Title: Director

                                    EXHIBIT G

                             DESCRIPTION OF EXPENSES

To be detailed once invoiced:

Perseus

            Accounting Fees
            Legal Fees
            Consulting Fees
            Commitment Fees of Lenders (other than Perseus)
            Commitment Fees
            Perseus merchant banking transaction and advisor fee based on the total capitalization of the Company
            Actual and reasonable fees and expenses (legal, accounting or otherwise)

            A good faith estimate of fees and expenses of Perseus up to April 4, 2001 is set forth in Attachment 1 to this Exhibit. Actual invoices for the services rendered to such date are not yet available; the estimates have been provided for indication purposes only. These estimates do not cover fees and expenses incurred after the date hereof.

UOHL

            Accounting Fees
            Legal Fees
            Consulting Fees
            Actual and reasonable fees and expenses (legal, accounting or otherwise)

                                  Attachment 1

                                [To be Inserted]

                                    EXHIBIT H

                           FORM OF SECURITY AGREEMENT

                        [DELETED BY SUBSEQUENT AMENDMENT]